UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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GENESEE & WYOMING INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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GENESEE & WYOMING INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 30, 2007

The annual meeting of stockholders of Genesee & Wyoming Inc. (the “Company”; “we”; “us” or “our”) will be held at the Rye Town Hilton, 699 Westchester Avenue, Rye Brook, New York, 10573, on May 30, 2007, at 10:00 a.m., local time, or at any adjournments or postponements of the annual meeting, for the following purposes:

•	to elect four directors;

•	to approve the adoption of the Amended and Restated 2004 Omnibus Incentive Plan;

•	to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2007; and

•	to transact such other business as may properly come before our annual meeting or any adjournments or postponements of the meeting.

The Board of Directors of the Company has fixed the close of business on April 2, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at our annual meeting and any adjournments or postponements of the meeting.

To be sure that your shares are properly represented at our annual meeting, whether you attend or not, please complete, sign, date and promptly mail the enclosed proxy card in the enclosed envelope, or follow the instructions on the enclosed proxy card for voting by telephone or electronically through the Internet. If your shares are held in the name of a bank, broker or other holder of record, their procedures should be described on the voting form they send to you.

Along with the attached proxy statement for our annual meeting, we are enclosing our annual report to stockholders, which includes our Annual Report on Form 10-K for our fiscal year ended December 31, 2006 and our related audited financial statements (the “Annual Report”).

BY ORDER OF THE BOARD OF DIRECTORS

Allison M. Fergus

Secretary

April 23, 2007

GENESEE & WYOMING INC.

Principal Executive Offices:

66 Field Point Road

Greenwich, Connecticut 06830

PROXY STATEMENT

Our Board of Directors, or the Board, is soliciting proxies to be voted at the annual meeting of stockholders to be held at the Rye Town Hilton, 699 Westchester Avenue, Rye Brook, New York, 10573, on May 30, 2007 at 10:00 a.m., local time, or at any adjournments or postponements of the annual meeting.

This proxy statement and the enclosed proxy card are first being mailed to you and other stockholders on or about April 23, 2007.

GENERAL INFORMATION

Why am I receiving this proxy statement?

Our Board is soliciting proxies for our annual meeting and we will bear the cost of this solicitation. You are receiving this proxy statement because you owned shares of our stock as of the close of business on April 2, 2007. Your ownership of shares on that date entitles you to vote at our annual meeting. By using the attached proxy card or by following the instructions on the enclosed proxy card for voting by telephone or electronically, you are able to vote whether or not you attend our annual meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision when you do vote.

What will I be voting on?

•	to elect four directors (see page 8);

•	to approve the adoption of our Amended and Restated 2004 Omnibus Incentive Plan (see page 49);

•	to ratify the selection of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2007 (see page 59); and

•	to transact such other business as may properly come before our annual meeting or any adjournments or postponements of the meeting.

How do I vote?

You can vote either in person at our annual meeting or by proxy without attending our annual meeting. We urge you to vote by proxy even if you plan to attend our annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the annual meeting. If you attend the annual meeting in person, you may vote at the meeting and your proxy will not be counted. You should follow the instructions set forth on the proxy card, being sure to complete it, to sign it and to mail it in the enclosed postage-paid envelope. You may also vote by telephone or electronically by following the instructions on the enclosed proxy card.

If your shares are held in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do in order to vote your shares.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, LaSalle Bank, you are considered, with respect to those shares, the “stockholder of record.” We have sent the notice of annual meeting, proxy statement, annual report and proxy card directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The notice of annual meeting, proxy statement, annual report and proxy card have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.

Can I vote by telephone or electronically?

If you are a registered stockholder you may transmit voting instructions by telephone or electronically through the Internet by following the instructions on the enclosed proxy card. If your shares are held in “street name,” please contact your bank, broker or other holder of record to determine whether you will be able to transmit voting instructions by telephone or electronically. The deadline for transmitting voting instructions by telephone or electronically is 11:59 p.m., Eastern Daylight Time, on Tuesday, May 29, 2007.

How many votes must be present to hold the meeting?

The holders of a majority of the voting power of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”) and the holders of a majority of the voting power of the Company’s Class B common stock, par value $0.01 per share (“Class B Common Stock”) must each be present in person or by proxy to hold our annual meeting.

Can I revoke or change my vote?

Yes. At any time before your proxy is voted, you may change your vote by:

•	revoking it by written notice to our Secretary at the address set forth in this proxy statement;

•	revoking it by telephone or electronically by following the same instructions for voting on the enclosed proxy card;

•	delivering a later-dated proxy; or

•	voting in person at our annual meeting.

If your shares are held in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record for procedures on revoking or changing your proxy vote.

How many votes do I have?

If you are a holder of our Class A Common Stock, then you are entitled to one vote at our annual meeting for each share of our Class A Common Stock that you held as of the close of business on April 2, 2007. If you are a holder of our Class B Common Stock, then you are entitled to ten votes at our annual meeting for each share of our Class B Common Stock that you held as of the close of business on April 2, 2007. All matters to be voted on at our annual meeting will be voted on by the holders of our Class A Common Stock and Class B Common Stock, voting together as a single class.

How many shares are entitled to vote?

As of the close of business on April 2, 2007, there were 36,176,210 shares of our Class A Common Stock issued, outstanding, and entitled to vote and 3,975,178 shares of our Class B Common Stock issued, outstanding, and entitled to vote. We do not permit cumulative voting.

How many votes are required for the proposals to pass?

Directors are elected by a plurality vote, which means that the four director nominees with the greatest number of votes cast, even if less than a majority, will be elected. The proposals to ratify the selection of PwC as our independent registered public accounting firm and to approve the adoption of our Amended and Restated 2004 Omnibus Incentive Plan require the approval of a majority of the shares present, in person or by proxy, and entitled to vote on the matter.

What if I decide to abstain?

Abstentions will count as shares present for determining if a quorum is present at the annual meeting. Abstentions related to a proposal other than the election of directors will count as a “no” vote. Abstentions are inapplicable in the context of the election of directors because directors are elected by a plurality vote.

What if I do not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of each of the director nominees, FOR the adoption of our Amended and Restated 2004 Omnibus Incentive Plan, FOR the proposal to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2007 and in accordance with the discretion of the holders of the proxy.

What if I don’t return my proxy card and don’t attend our annual meeting?

If you are the stockholder of record (that is, your shares are registered in your own name with our transfer agent) and you don’t vote your shares, your shares will not be voted. If your shares are held in “street name,” and you don’t give your bank, broker or other holder of record specific voting instructions for your shares, under rules of the New York Stock Exchange (“NYSE”), your recordholder can vote your shares FOR the election of directors and FOR the ratification of the selection of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2007. For certain other proposals, such as the approval of our Amended and Restated 2004 Omnibus Incentive Plan, if you don’t give your recordholder specific instructions, your recordholder does not have discretionary authority to vote your shares and the votes with respect to your shares will be categorized as “broker non-votes.” “Broker non-votes” will be counted as present for purposes of determining whether enough votes are present to hold our annual meeting but will not be able to vote on the approval of our Amended and Restated 2004 Omnibus Incentive Plan. Therefore, “broker non-votes” will have the effect of a “no” vote with respect to approving our Amended and Restated 2004 Omnibus Incentive Plan.

What happens if a nominee for director declines or is unable to accept election?

If you vote by proxy, and if unforeseen circumstances make it necessary or desirable for our Board to substitute another person for a nominee, we will vote your shares for that other person.

Will anyone contact me regarding this vote?

No arrangements or contracts have been made with any proxy solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

Will the annual meeting be webcast?

Our annual meeting will not be webcast.

What do I need to do if I want to attend the annual meeting?

You do not need to make a reservation to attend the annual meeting. However, please note that you will need to demonstrate that you are a stockholder to be admitted to the meeting. If your shares are held in the name of your bank, broker or other holder of record, you will need to bring evidence of your stock ownership, such as your most recent account statement. If you do not have proof that you own our stock, you may not be admitted to the meeting. Attendance at the annual meeting is limited to our stockholders, members of their immediate families or their named representatives. We reserve the right to limit the number of representatives who may attend the meeting.

ANNUAL REPORT

Will I receive a copy of the Annual Report?

We have enclosed our Annual Report with this proxy statement. The Annual Report includes our audited financial statements for our fiscal year ended December 31, 2006, along with other financial information about our Company, which we urge you to read carefully.

How can I receive a copy of the Form 10-K?

Our Annual Report on Form 10-K is included in the Annual Report, which accompanies this proxy statement.

You can also obtain, free of charge, a copy of our Annual Report on Form 10-K by:

•	accessing our Internet site at www.gwrr.com and clicking on the “Investors” link;

•	writing to Genesee & Wyoming Inc., Corporate Communications, 66 Field Point Road, Greenwich, CT 06830; or

•	telephoning us at: (203) 629-3722.

You can also obtain a copy of our Annual Report on Form 10-K and other periodic filings that we make with the United States Securities and Exchange Commission (“SEC”) from the SEC’s EDGAR database at www.sec.gov.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our by-laws allow us to set the size of our Board to be between three and 15 directors, and currently our Board is composed of nine director positions. Our Restated Certificate of Incorporation provides for a classified Board, consisting of three classes of directors, with each class serving staggered three-year terms. As a result, only a portion of our Board is elected each year. The four directors identified below are to be elected by our stockholders at our upcoming annual meeting, with Mr. Hellmann to hold office for a one-year term expiring in 2008, and Messrs. Ringo, Scudder and Lorentzen to hold office for a three-year term expiring in 2010, or until their respective successors are duly elected and qualified.

Our Board of Directors unanimously recommends that stockholders vote FOR the election of each of John C. Hellmann, Philip J. Ringo, Mark A. Scudder and Øivind Lorentzen III.

Proposed For Election as Director for a One-Year Term Expiring in 2008

Name and Age on March 31, 2007	Present Position, Principal Occupations During the Past Five Years and Other Directorships
John C. Hellmann Age 36 Director since 2006

Principal Occupation: President of Genesee & Wyoming Inc. since May of 2005

Recent Business Experience: Chief Financial Officer of Genesee & Wyoming Inc. from January 2000 to May 2005

Other Directorships:

•      Heating Oil Partners Income Fund, Trustee

Proposed For Election as Directors

for a Three-Year Term Expiring in 2010

Name and Age on March 31, 2007	Present Position, Principal Occupations During the Past Five Years and Other Directorships
Philip J. Ringo Age 65 Director since 1978

Principal Occupation: Chairman and Chief Executive Officer of RubberNetwork.com, LLC (tire and rubber industry strategic sourcing consortium) since June 2001

Recent Business Experience: Consultant to ChemConnect, Inc., an operator of an electronic marketplace for buyers and sellers of chemicals, feedstocks and plastics, from January 2001 to May 2001; President and Chief Operating Officer of ChemConnect, Inc. from March 1999 to January 2001; President and Chief Executive Officer of Chemical Leaman Tank Lines Inc., a trucking firm, from 1995 to 1998; President and Chief Operating Officer of The Morgan Group, Inc. and Chairman and Chief Executive Officer of Morgan Drive Away, Inc., a common and contract carrier for the manufactured housing and recreational vehicle industries, from 1992 to 1995

Name and Age on March 31, 2007	Present Position, Principal Occupations During the Past Five Years and Other Directorships

Other Directorships:

•      Internet Capital Group—Nominating and Governance Committee Chairman and Audit Committee Member

•      Trimac Equipment Leasing, Inc.—Compensation Committee Member and Audit Committee Chairman

•      Australian Railroad Group Pty Ltd (“ARG”)—Audit Committee Member until June 2006

Mark A. Scudder Age 44 Director since 2003

Principal Occupation: President of Scudder Law Firm, P.C., L.L.O. since December 2002

Recent Business Experience: Attorney with Scudder Law Firm since 1993 representing public and private companies in mergers and acquisitions, financing transactions and general corporate matters, with a particular focus on the U.S. trucking industry

Other Directorships:

•      Knight Transportation, Inc.—Executive Committee Member

•      Covenant Transport, Inc.

Øivind Lorentzen III Age 56 Director since 2006

Principal Occupation: President and Chief Executive Officer of Northern Navigation International, Ltd. since June 1990

Recent Business Experience: Founded Northern Navigation in 1990 and has been its President and Chief Executive Officer since inception; Managing Director of Lorentzen Empreendimentos S.A., an industrial and shipping group in Brazil; Member of the Council on Foreign Relations and the Norwegian-American Chamber of Commerce Inc., and a Trustee of the American Scandinavian Foundation

Other Directorships:

•      SEACOR Holdings Inc.

•      Blue Danube Inc.

Messrs. Ringo and Scudder were previously elected by our stockholders in 2004. In 2006, Mr. Lorentzen was recommended to the Board by Mortimer B. Fuller III. The recommendation was forwarded to Mr. Scudder as the Chair of the Governance Committee who, pursuant to Governance Committee policy and procedures contacted Mr. Lorentzen, interviewed him and requested the requisite background check. Mr. Lorentzen was also interviewed by our other directors. Mr. Scudder discussed Mr. Lorentzen’s qualifications as a director with the Governance Committee and the Board, as appropriate, and brought the matter to the Board for approval. The Board pursuant to our by-Laws elected Mr. Lorentzen to the Board, which election became effective on August 3, 2006. Mr. Hellmann was elected by the Board on May 31, 2006.

Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of Messrs. Ringo, Scudder, Lorentzen and Hellmann. Our Board does not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy card reserve the right to vote for such substitute nominee or nominees as they, in their discretion, may determine.

Directors Whose Terms Do Not Expire at the Annual Meeting

The following table sets forth certain information with respect to each of our directors whose term in office does not expire at the annual meeting.

Terms Expiring at Annual Meeting in 2008

Name and Age on March 31, 2007	Present Position, Principal Occupations During the Past Five Years and Other Directorships
Mortimer B. Fuller III Age 64 Director since 1973

Principal Occupation: Chairman and Chief Executive Officer (“CEO”) of Genesee & Wyoming Inc. since 1977

Recent Business Experience: President of Genesee & Wyoming Inc. from 1977 to October 1997

Other Directorships:

•      ARG—Chairman of the Board until June 2006

•      Association of American Railroads

Robert M. Melzer Age 66 Director since 1997

Principal Occupation: Retired

Recent Business Experience: President and Chief Executive Officer of Property Capital Trust (real estate investment trust) from 1992 to 1999; Chief Financial Officer of Property Capital Trust from 1990 to 1996

Other Directorships:

•      The Cronos Group—Audit Committee Chairman, Special Litigation Committee Member and Transaction Committee Member

Terms Expiring at Annual Meeting in 2009

Name and Age on March 31, 2007	Present Position, Principal Occupations During the Past Five Years and Other Directorships
David C. Hurley Age 66 Director since 2005

Principal Occupation: Vice Chairman of PrivatAir Holdings, SA, a provider of corporate aircraft and aircraft management, since 2003

Recent Business Experience: Chief Executive Officer of PrivatAir Holdings, SA, which acquired Flight Services Group, from 1999 to 2003; Founder, Chairman, President and Chief Executive Officer of Flight Services Group from 1983 to 1999

Other Directorships:

•      Hexcel Corporation—Audit Committee Member

•      B/E Aerospace—Audit Committee Member and Governance Committee Member

•      Ionatran Corporation—Chairman of the Board; Governance and Nominating Committee Member and Compensation Committee Member

•      Genesis Lease Limited—Audit Committee Member, Nominating and Corporate Governance Committee Member and Compensation Committee Chairman

Peter O. Scannell Age 48 Director since 2003

Principal Occupation: Founder and Managing General Partner of Rockwood Holdings LP, a private investment firm focused on the acquisition and development of operating businesses, since 1986

Recent Business Experience: Chairman and Chief Executive Officer of Rockwood Service Corporation, a materials testing and inspection firm, since 1990; Chairman and Chief Executive Officer of Kane Holding Company, a manufacturer of architectural products, since 1989

Hon. M. Douglas Young, P.C. Age 66 Director since 1999

Principal Occupation: Chairman of Summa Strategies Canada Inc., a government relations and public policy advisory firm, since 1997

Recent Business Experience: Canada’s Minister of Transport, Minister of Human Resources Development and Minister of National Defense from 1993 to 1997; Counsel to the law firm of Patterson Palmer

Other Directorships:

•      Magellan Aerospace Corporation—Governance Committee Chairman and Audit Committee Member

Terms Expiring at Annual Meeting in 2009

Name and Age on March 31, 2007	Present Position, Principal Occupations During the Past Five Years and Other Directorships
• Connors Bros. Income Fund—Chairman of the Board • Heating Oil Partners Income Fund—Chairman of the Board • ARG—Compensation Committee Member until June 2006 • MI Developments Inc.—Lead Director

RELATED PERSON TRANSACTIONS AND OTHER INFORMATION

Non-Management Directors

Commercial Relationship with Sperry Rail. Mr. Scannell, a current director whose term expires in 2009, is the Chairman and CEO of Rockwood Service Corporation. One of Rockwood Service Corporation’s subsidiaries, Sperry Rail, Inc. (“Sperry Rail”), provides rail flaw inspection services to railroads, including to a number of our subsidiaries. For the year ended December 31, 2006, the billings for those services were approximately $509,929 which, according to representations made by Sperry Rail, accounted for less than 1% of its consolidated gross revenues.

Louis Fuller Familial Relationships with Company Employees. Louis Fuller, a director emeritus who served as a director through May 2006, and Mortimer B. Fuller III, our Chairman and CEO, are first cousins. In addition, Jason Fuller is the Vice President of Transportation for our NY/PA Region and is Louis Fuller’s son. For the year ended December 31, 2006, Jason Fuller received approximately $115,053 as aggregate cash compensation for salary and bonus, $1,803 in auto allowance, $4,602 in 401(k) employer match and received options exercisable for 1,049 shares of Class A Common Stock at an exercise price of $29.41 per share.

Other

Class B Stockholders’ Agreement. The Company, Mortimer B. Fuller III, our Chairman and CEO, our officers with policy-making functions, who are subject to the reporting obligations of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as set forth on page 25 (collectively, the “Executive Officers”), and all holders of the Class B Common Stock are parties to a Class B Stockholders’ Agreement dated as of May 20, 1996. Under the agreement, if a party proposes to transfer shares of Class B Common Stock in a transaction that will not result in the automatic conversion of those shares into shares of Class A Common Stock, the Executive Officers have the right to purchase up to an aggregate of 50% of those shares, and Mr. Fuller has the right to purchase the balance, all at the then-current market price of the Class A Common Stock. If Mr. Fuller does not purchase the entire balance of the shares, the Executive Officers, excluding Mr. Fuller, have the right to purchase the shares that remain. Such purchase rights also apply if the employment of any of the Executive Officers, excluding Mr. Fuller, terminates for any reason. The effect of this agreement is to concentrate ownership of the Class B Common Stock, which entitles the holders thereof to ten times the voting power, per share, of the Class A Common Stock, in the hands of our management, particularly Mr. Fuller. See “Security Ownership of Certain Beneficial Owners and Management.”

Benz familial relationships with Company Employees. Ms. Murray Cook Benz was the Senior Vice President, Sales & Marketing for our Rail Link region until January 16, 2007, when she retired. She is also the wife of James W. Benz, our Chief Operating Officer. For 2006, Ms. Benz received approximately $163,590 as aggregate cash compensation for salary and bonus, $8,400 in auto allowance and $6,668 in 401(k) employee match.

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

On February 8, 2007, the Board adopted a written Related Person Transaction Policy which requires (1) the review and approval, or ratification, by the Governance Committee, or by a Sub-Committee of the Board composed solely of independent directors who are disinterested, of all related person transactions; and (2) that any employment relationship or employment transaction involving an Executive Officer and any related compensation to such Executive Officer must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee to the Board for its approval. In connection with the review and approval or ratification of related person transactions, management must disclose the material terms of the transaction, including the approximate dollar value associated with the transaction, and the nature of the related person’s interest in the transaction. Information with respect to compliance with any applicable agreements and any disclosure obligations must also be provided. To the extent the transaction involves an independent director, consideration must also be given, as applicable, to the NYSE listing standards, our categorical standards of independence included in our Corporate Governance Guidelines, the requirements of Section 162(m) of the Internal Revenue Code and other relevant rules under the Exchange Act related to independence.

CORPORATE GOVERNANCE

Director Independence

General

Pursuant to the General Corporation Law of the State of Delaware, the state under which we are organized, and our by-laws, our business, property and affairs are managed by or under the direction of our Board. Members of our Board are kept informed of our business through discussions with our CEO and other officers, by reviewing materials provided to them by management, by participating in meetings of the Board and its committees and by visiting various facilities and operations.

Corporate Governance Principles and Categorical Independence Standards

In order to provide guidance on the composition and function of our governing body, our Board adopted our Corporate Governance Principles in 2003, which include, among other things, our categorical standards of director independence. These categorical independence standards establish certain relationships that our Board, in its judgment, has deemed to be material or immaterial for purposes of assessing a director’s independence. In the event a director maintains any relationship with us that is not addressed in these standards, the independent members of our Board or the Governance Committee, as applicable, will determine whether such relationship is material and whether such relationship would compromise the director’s independence under our Related Person Transaction Policy. The criteria applied by the Board in determining a director’s independence also comport with the NYSE standards regarding director independence. Our Corporate Governance Principles, which include our categorical independence standards, are attached as Annex I to this proxy statement. You can find a link to our Corporate Governance Principles on our website at www.gwrr.com under the Governance link. We will provide a printed copy of the Corporate Governance Principles free of charge to any stockholder who requests it by contacting the Company’s Corporate Communications department.

Evaluations of Director Independence

The Governance Committee undertook its annual review of director independence and reviewed with our Board its findings. During this review, our Board considered transactions and relationships between each director and nominee or any member of his immediate family and our Company, its subsidiaries and affiliates, including those reported under “Related Person Transactions And Other Information” above. Our Board also examined transactions and relationships between directors, the nominees, or their affiliates and members of our senior management. The purpose of this review was to determine whether any such relationships or transactions compromised a director’s independence.

As a result of this review, our Board affirmatively determined that all of our directors and nominees for director are independent under the categorical standards for director independence set forth in the Corporate Governance Principles, with the exception of Mortimer B. Fuller III and John C. Hellmann. By virtue of their positions as Executive Officers of our Company, Mortimer B. Fuller III and John C. Hellmann are not considered independent directors.

In reaching its conclusion regarding each of the other directors and nominees for director, our Board considered that our Company and its subsidiaries in the ordinary course of business purchase products and services from Sperry Rail, a company at which Mr. Scannell serves as an executive officer. Mr. Scannell is also a significant indirect stockholder of Sperry Rail. The amount paid to, received or otherwise claimed from Sperry Rail in each of the last three years did not approach the 2% of total revenue threshold in the categorical independence standards referenced above. Our Board also determined that the Sperry Rail relationship was not otherwise material to us or to Mr. Scannell personally and therefore determined that this relationship did not impair the independence of Mr. Scannell. In addition, the Board considered that Mr. Lorentzen, a nominee for director, is the President and Chief Executive Officer of Northern Navigation International, Ltd. and that we subleased office space to Northern Navigation International, Ltd. on arms-length commercial terms during 2005 and 2006. The Board also considered that Mr. Scudder, a nominee for director, has a brother-in-law who is the Chief Executive Officer of Perfect Commerce, Inc., a company which provided consulting services to us in 2005 and 2006.

Our Board has also determined that all of the directors who serve on board committees are “independent” for purposes of Section 303A of the Listed Company Manual of the NYSE, that the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Exchange Act and that the members of the Compensation Committee are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act.

Committees of the Board

General

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Governance Committee. The following table shows the membership of each of our Board’s standing committees as of April 23, 2007, and the number of meetings held by each of those committees during 2006:

Director	Audit Committee	Compensation Committee	Governance Committee
David C. Hurley		X
Robert M. Melzer	Chair	X
Philip J. Ringo	X		X
Peter O. Scannell			Chair
Mark A. Scudder		Chair
M. Douglas Young			X
Øivind Lorentzen III	X
2006 Meetings	10*	6	5

* Includes quarterly conference calls with management and our independent registered public accounting firm to review our earnings releases and reports on Form 10-Q and Form 10-K prior to their filing.

Committee Charters

Our Board has adopted a charter for each of the three standing committees that addresses the composition and function of each committee. You can find links to these materials on our website at www.gwrr.com under the Governance link, and we will provide a printed copy of these materials, without cost, to any stockholder who requests it by contacting the Company’s Corporate Communications department.

Audit Committee

General. The Audit Committee assists our Board in fulfilling its responsibility relating to the oversight of: (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm. The Audit Committee’s report relating to 2006 appears on page 48 of this proxy statement.

Financial Literacy and Expertise. Our Board has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the NYSE. In addition, our Board has determined that Mr. Melzer qualifies as an “Audit Committee Financial Expert” as defined by applicable SEC regulations and that he has “accounting or related financial management expertise” within the meaning of the listing standards of the NYSE. The Board reached its conclusion as to Mr. Melzer’s qualification based on, among other things, his education and experience, most notably his service as the Chief Financial Officer of Property Capital Trust from 1990 through 1996, and his experience as an audit committee chairman at another public company.

Compensation Committee

General. The Compensation Committee discharges the responsibilities of our Board relating to the oversight of our compensation program and the compensation of our Executive Officers. The Compensation Committee’s report relating to 2006 appears on page 38 of this proxy statement. Each of the members of the Compensation Committee is “independent” for purposes of the NYSE Rules, an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and a “non-employee director” within the meaning of Exchange Act Rule 16b-3.

Compensation Committee Processes and Procedures

As of April 23, 2007, our Compensation Committee consists of Mark A. Scudder (Chairman), Robert M. Melzer and David C. Hurley. In performing its duties, the Compensation Committee meets periodically with our CEO. Our CEO participates in discussions of the Compensation Committee and makes recommendations, but he does not vote or otherwise participate in the Compensation Committee’s ultimate determinations. Our Board believes that it is wise and prudent to have our CEO participate in these determinations because his evaluations and recommendations with respect to the compensation and benefits paid to Executive Officers other than himself are extremely valuable to the Compensation Committee. Additional information with respect to the participation of our CEO with respect to matters that are the responsibility of the Compensation Committee is set forth under “Executive Compensation—Compensation Discussion and Analysis” beginning on page 27 of this proxy statement.

Governance Committee

The Governance Committee assists our Board in fulfilling its responsibility relating to corporate governance by (1) identifying individuals qualified to become directors and recommending that our Board select the candidates for all directorships to be filled by our Board, (2) developing and recommending the content of our Corporate Governance Principles to our Board, and (3) otherwise taking a leadership role in shaping our corporate governance. In evaluating candidates for directorships, our Board, with the help of the Governance Committee, takes into account a variety of factors it considers appropriate, which include the following: strength of character and leadership skills; general business acumen and experience; broad knowledge of the rail freight business or of other modes of transportation; knowledge of strategy, finance, international business, government affairs related to transportation; age; number of other board seats; and willingness to commit the necessary time to ensure an active Board whose members work well together and possess the collective knowledge and expertise required by the Board. We have not paid a fee to any third party for assistance in identifying potential nominees for our Board.

Stockholder Recommendations for Director Nominations

As noted above, the Governance Committee considers and establishes procedures regarding recommendations for nomination to our Board, including nominations submitted by stockholders. Such recommendations should be sent to the attention of our Secretary. Any recommendations submitted to the Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include the information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as one of our directors if elected. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our by-laws.

The Governance Committee evaluates all potential candidates in the same manner, regardless of the source of the recommendation. Based on the information provided to the Governance Committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the Governance Committee may conduct interviews, obtain additional background information and conduct reference checks of candidates. The Governance Committee may also ask the candidate to meet with management and other members of our Board. When the Governance Committee reviews a potential candidate, the Governance Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the current mix of director attributes. In evaluating a candidate, our Board, with the assistance of the Governance Committee, takes into account a variety of additional factors as described in our Corporate Governance Principles.

Meeting Attendance

During 2006, our Board held six meetings (five in person and one telephonic) and our Board’s standing committees held a total of 21 meetings. Other than Mr. Lorentzen and Mr. Young, who each missed one Board meeting during 2006, all Board members attended all of the Board meetings and each of the meetings of the Board committees on which they served (during the periods that they served) in 2006. Our policy is that all of our directors, absent special circumstances, should attend our annual meetings. All directors attended last year’s annual meeting of stockholders.

Executive Sessions

Our Corporate Governance Principles require our non-management directors to have at least four regularly scheduled meetings per year without management present. At four of our Board meetings during 2006, our Board held executive sessions of our non-management directors. During the non-management director meetings, the director acting in the role of presiding director varied depending upon the topics under consideration.

Communicating with the Board

Stockholders and other interested parties who would like to communicate directly with our Board, our non-management directors or an individual director may do so by writing to our Secretary at Genesee & Wyoming Inc., 66 Field Point Road, Greenwich, Connecticut 06830, and specifying whether such communication is addressed to the attention of (1) the Board as a whole, (2) non-management directors as a group or (3) the name of the individual director, as applicable. Communications will be distributed to our Board, non-management directors as a group or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board has requested that certain items that are unrelated to its duties and responsibilities should be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of our Audit Committee. In addition, for such matters, stockholders and others are encouraged to use our hotline discussed below.

Hotline for Accounting or Auditing Matters

As part of the Audit Committee’s role to establish procedures for the receipt of complaints regarding accounting, internal accounting controls or auditing matters, we established a hotline for the anonymous submission of concerns regarding questionable accounting or auditing matters. Any matters reported through the hotline that involve accounting, internal controls over financial reporting or audit matters, or any fraud involving management or persons who have a significant role in our internal controls over financial reporting, will be reported to the Chairman of our Audit Committee. Our current hotline number is (800) 589-3280.

Code of Ethics

We have a Code of Ethics applicable to all employees of our Company, including the CEO, President, the Chief Financial Officer, Chief Accounting Officer and, to the extent it applies to their activities, all members of our Board. You can find a link to our Code of Ethics on our website at www.gwrr.com under the Governance link, and we will provide a printed copy of our Code of Ethics, without cost, to any stockholder who contacts our Corporate Communications department and requests a copy. To the extent required to be disclosed, we will post amendments to, and any waivers or implied waivers from, our Code of Ethics at the same location on our website as our Code of Ethics.

Board Evaluations

Each year our Board evaluates its performance through a self-evaluation developed by the Governance Committee. Each member of our Board provides specific feedback on various aspects of the Board’s role, organization and meetings, and the Chairman of our Governance Committee presents the findings of the self-evaluation process to our Board. As part of the evaluation, our Board develops recommendations to enhance its effectiveness in the year to come. In addition to this process, each committee of our Board conducts its own annual performance evaluation.

2006 DIRECTOR COMPENSATION

The following table and footnotes provide information on the compensation of our directors, other than our President and CEO. In the paragraph following the table and footnotes, we describe our standard compensation arrangements for service on the Board, including service on Board committees, the annual retainer and per meeting fees for the year ended December 31, 2006.

Name (1)	Fees Earned or Paid in Cash ($) (3)	Stock Awards ($) (4)	Option Awards ($) (5)	All Other Compensation ($) (6)	Total ($)
Louis S. Fuller (2)	$12,333	$52,212	$—	$—	$64,545
David C. Hurley	$35,200	$40,195	$—	$2,500	$77,895
Øivind Lorentzen III	$10,733	$25,222	$—	$—	$35,955
Robert M. Melzer	$47,400	$39,361	$—	$5,000	$91,761
Philip J. Ringo	$42,400	$73,724	$—	$59,996	$176,120
Peter O. Scannell	$47,200	$55,161	$8,831	$5,000	$116,192
Mark A. Scudder	$45,200	$90,565	$16,142	$1,000	$152,907
Hon. M. Douglas Young, P.C.	$35,000	$56,735	$—	$31,704	$123,439

(1)	Mortimer B. Fuller III and John C. Hellmann receive no compensation for their services as directors and, therefore, are not included in the table above.
(2)	Mr. Louis S. Fuller served as a director until he retired from the Board on May 31, 2006.
(3)	Includes amounts earned during 2006, even if deferred.
(4)	Reflects the dollar amount of the expense recognized by the Company in 2006 for financial statement reporting purposes with respect to DSUs, which are deferred stock units that have been issued to our non-management directors under our 2004 Omnibus Incentive Plan effective May 12, 2004 (“Omnibus Plan”), and restricted stock or restricted stock units that have been issued to our directors under our Omnibus Plan, which were granted in 2006 and in prior years in accordance with Financial Accounting Standards No. 123R, “Share-Based Payments” (“SFAS 123R”). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For discussion of the assumptions made in the valuation, refer to Note 16 to our consolidated financial statements for the fiscal year ended December 31, 2006. Our non-management directors can elect to receive payments for fees earned (1) in cash or (2) in the form of DSUs in lieu of cash equal to 125% of the value of fees earned. For 2006, all of the Company’s non-management directors elected to receive all of their payments in the form of DSUs. The Stock Awards column includes the expense recognized for financial reporting purposes with respect to the 25% premium associated with the DSU awards. The fees forgone by these directors in favor of the DSUs are included in the Fees Earned or Paid in Cash column.

The following table details grants of stock awards to each of our directors in 2006, other than to our President and CEO, included in the Stock Awards column, the grant date fair value of each 2006 stock award and the aggregate number of outstanding, unvested stock awards owned by each of our directors, other than by our President and CEO, as of December 31, 2006:

	Grant Date (a)	Stock Awards (#)	Grant Date Fair Value ($)	Total Number of Outstanding Stock Awards (#)(b)
Louis S. Fuller (c)	3/31/2006	284	$8,750
	5/30/2006	227	6,667
				—

David C. Hurley	3/31/2006	341	$10,500
	5/30/2006	1,644	48,350
	6/30/2006	379	13,000
	9/29/2006	456	10,500
	12/29/2006	375	10,000
				1,644

Øivind Lorentzen III	8/3/2006	1,644	$44,914
	9/29/2006	181	4,167
	12/29/2006	347	9,250
				1,644

(Table Continues on Next Page)

	Grant Date (a)	Stock Awards (#)	Grant Date Fair Value ($)	Total Number of Outstanding Stock Awards (#)(b)

Robert M. Melzer	3/31/2006	443	$13,625
	5/30/2006	1,644	48,350
	6/30/2006	521	17,875
	9/29/2006	614	14,125
	12/29/2006	511	13,625
				3,266

Philip J. Ringo	3/31/2006	625	$19,250
	5/30/2006	1,644	48,350
	6/30/2006	806	27,667
	9/29/2006	804	18,500
	12/29/2006	441	11,750
				3,861

Peter O. Scannell	3/31/2006	449	$13,812
	5/30/2006	1,644	48,350
	6/30/2006	526	18,063
	9/29/2006	600	13,813
	12/29/2006	499	13,313
				1,644

Mark A. Scudder	3/31/2006	433	$13,313
	5/30/2006	1,644	48,350
	6/30/2006	497	17,063
	9/29/2006	579	13,313
	12/29/2006	480	12,813
				3,861

Hon. M. Douglas Young, P.C.	3/31/2006	569	$17,500
	5/30/2006	1,644	48,350
	6/30/2006	559	19,167
	9/29/2006	706	16,250
	12/29/2006	375	10,000
				1,644

(a)	The 5/30/06 grants and the 8/3/06 grant relate to the annual issuance of restricted stock grants to the non-management directors, which awards are subject to vesting conditions. See additional discussion below under “—Restricted Stock Grants.” All other grant dates relate to the director’s election to receive DSUs as payment in lieu of cash payments for their annual retainer and Board and Committee meeting fees.
(b)	Notwithstanding any deferred elections by non-management directors, DSUs are deemed to be owned outright by the non-management directors on the grant date and are therefore not included in outstanding, unvested stock awards as of December 31, 2006.
(c)	Louis S. Fuller served as a director until he retired from the Board on May 31, 2006.

(5)	Reflects the dollar amount of the expense recognized by the Company in 2006 for financial statement reporting purposes with respect to option awards in 2006 and prior years in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For discussion of the assumptions made in the valuation, refer to Note 16 to our consolidated financial statements for the fiscal year ended December 31, 2006.

The following table shows the aggregate number of outstanding option awards owned by each of our non-management directors, as of December 31, 2006. There were no grants of options to our non-management directors in 2006.

Total Number of Outstanding Option Awards(#)
Louis Fuller	—
David C. Hurley	—
Øivind Lorentzen III	—
Robert M. Melzer	25,314
Philip J. Ringo	5,063
Peter O. Scannell	10,125
Mark A. Scudder	10,125
Hon. M. Douglas Young, P.C.	—

(6)	Reflects contributions to the Directors’ Matching Gift Plan described in additional detail below. In addition, Messrs. Ringo and Young earned fees of $24,166 and $19,166, respectively, for their service at the request of the Board, on the ARG board. These fees are composed of an ARG board retainer fee and board and related meeting fees earned by Messrs. Ringo and Young, and paid by the Company for service on ARG’s board on its behalf. In addition, the Company reimbursed Messrs. Ringo and Young $35,330 and $12,538, respectively, for spousal travel to ARG board meetings in accordance with Company policy and other personal travel benefits associated with their service on the ARG board.

Directors’ Cash Compensation

General

During fiscal year 2006, our directors earned an aggregate amount of $275,466 for service on our Board and its committees. In addition Messrs. Ringo and Young earned an aggregate amount of $34,666 for service on the board of directors of ARG discussed below under “—Compensation for Membership on ARG’s Board.” We also reimburse our directors for travel expenses in connection with their attendance of Board and committee meetings, and trips to our facilities and operations. Only our non-management directors are entitled to receive fees. Our non-management directors also earned additional shares of our Class A Common Stock associated with the deferral of fees for service on our Board, committees and chair fees as discussed below under “—Deferral of Cash Compensation.”

Board and Committee Fees

Each of our non-management directors receives an annual cash retainer of $20,000, with an additional fee of $2,000 for each Board meeting the director attends in person and $400 for each meeting the director attends telephonically. Directors who serve on a Board committee receive a $1,000 fee for each committee meeting attended in person and a $400 fee for each committee meeting attended telephonically. In addition, the Chairman of the Audit Committee is entitled to receive an additional annual retainer of $10,000, and the Chairman of the Governance Committee and the Chairman of the Compensation Committee each receive an additional annual retainer of $5,000. These fees are pro-rated and paid quarterly.

Compensation for Membership on ARG’s Board

Messrs. Ringo and Young served at our request on the board of directors of ARG until June 2006. During 2006, Messrs. Ringo and Young earned $34,666 for service on ARG’s board and related fees. We paid each of them a portion of their annual retainer of $20,000, plus $5,000 for each ARG board and related meeting attended in person and $1,000 for each ARG board meeting attended by telephone. Messrs. Ringo and Young also earned additional shares of our Class A Common Stock from deferral of fees for service on ARG’s board discussed below under “—Deferral of Cash Compensation.” In addition to the fees paid, the Company also reimbursed Messrs. Ringo and Young $35,330 and $12,538, respectively, for spousal travel to ARG board meetings in accordance with Company policy and other personal travel benefits associated with their service on the ARG board, which are included in the 2006 Director Compensation table as “All Other Compensation.”

Fees Paid or Earned in Cash

The following table outlines the fees earned by each of our non-management directors in 2006 for service on our Board, and ARG’s board, but excludes any additional fees associated with the deferral of fees discussed below:

		Committee Meeting Fees		Board Meeting Fees
Name	Annual Retainer	In person	Telephonic	In person	Telephonic	Chair Fees	GWI Total	ARG Fees		Company Total
Louis S. Fuller (1)	$8,333	$—	$—	$4,000	$—	$—	$12,333	$—		$12,333
David C. Hurley	20,000	4,000	800	10,000	400	—	35,200	—		35,200
Øivind Lorentzen III	8,333	—	400	2,000	—	—	10,733	—		10,733
Robert M. Melzer	20,000	5,000	2,000	10,000	400	10,000	47,400	—		47,400
Philip J. Ringo	20,000	10,000	2,000	10,000	400	—	42,400	19,333	(2)	61,733
Peter O. Scannell	20,000	9,000	2,800	10,000	400	5,000	47,200	—		47,200
Mark A. Scudder	20,000	9,000	800	10,000	400	5,000	45,200	—		45,200
Hon. M. Douglas Young, P.C.	20,000	5,000	—	10,000	—	—	35,000	15,333	(3)	50,333

Total	$136,666	$42,000	$8,800	$66,000	$2,000	$20,000	$275,466	$34,666		$310,132

(1)	Louis S. Fuller served as a director until he retired from the Board on May 31, 2006.
(2)	Includes ARG board retainer fee and board meeting fees, but not amounts associated with the deferral of fees of $4,833 that are set forth under the Stock Awards column in the 2006 Directors’ Compensation Table. In addition, $35,830 of reimbursed charitable contributions, spousal travel and other personal travel benefits is not included in the amount above.
(3)	Includes ARG board retainer fee and board meeting fees, but not amounts associated with the deferral of fees of $3,833 that are set forth under the Stock Awards column in the 2006 Directors’ Compensation Table. In addition, $12,538 of reimbursed spousal travel expense is not included in the amount above.

Deferral of Cash Compensation

Under the Omnibus Plan, each non-management director can elect to have all or a portion of his fees paid in DSUs representing shares of our Class A Common Stock. Each participating director’s account is credited with DSUs having a value equal to 125% of the cash compensation he elected to defer. Specifically, the number of DSUs credited to each participating director’s account is equal to the result obtained by dividing the dollar amount credited to such director’s account by the per share market price of the Class A Common Stock on the second to last business day of the month in which such director would have otherwise been entitled to receive the cash compensation and multiplying that amount by 1.25. Dividends (if any) payable on the Class A Common Stock would be likewise credited as additional DSUs, and the number of DSUs in the accounts are subject to customary anti- dilution adjustments. A non-management director is not entitled to vote or transfer the Class A Common Stock represented by the DSUs in his account until the shares represented by DSUs are issued to him. These shares will be issued to the participating director or his designated beneficiaries (1) on the deferred payment date previously elected by him or (2) if earlier, upon his death, long-term disability or cessation of service as a director. In 2006, our non-management directors received additional shares valued at $68,867 resulting from the deferral of fees for service on our Board, committees and chair fees. Messrs. Ringo and Young received additional shares valued at $8,666 resulting from the deferral of fees for service on ARG’s board and related meetings.

Restricted Stock Grants

Each non-management director receives an annual grant of restricted stock with a value equal to approximately $40,000, based on a 12-month average stock price, which was $24.33 on the grant date for the 2006 restricted stock award. For the first year of a director’s three year term, the annual award will vest in three equal installments on the dates of each of the next three annual meetings. For the second year of the director’s term, one-half of the annual restricted stock grant will vest on the date of each of the next two annual meetings. For the final year of the term, the entire amount of the annual restricted stock grant will vest on the date of the following year’s annual meeting. In 2006, these grants were made to non-management directors, excluding Mr. Lorentzen, on May 30, 2006. Mr. Lorentzen received his grant on August 3, 2006, the date on which he joined the Board. We expect that for 2007 and subsequent years, grants of restricted stock will be made on the date of the annual meeting. For new directors, the annual award will be made on the date on which a director joins the Board.

Director Stock Ownership Guidelines

Our Board believes that ownership of our stock by our directors aligns their interests with the interests of our stockholders. Therefore, our Board has adopted stock ownership guidelines that require our directors to acquire and hold approximately 5,000 shares, either directly or indirectly, within five years of first being elected to our Board.

Directors’ Matching Gift Plan

Our Directors’ Matching Gift Plan is designed to provide an additional incentive for our directors to contribute to educational, cultural, environmental and charitable organizations of their choice. We will match gifts in amounts from $50 to $5,000 per donor per year. Non-educational recipient organizations must be tax-exempt under Section 501(c)(3) of the Internal Revenue Code and must not be a religious organization. In addition, arts or cultural organizations must be open to and operated for the benefit of the public; environmental conservation organizations must be affiliated with national, regional or state-level organizations, must provide public benefits beyond individual communities and must engage in conservation efforts related to land, air and water use; and charitable organizations must be affiliated with local, state regional or state-level organizations. Educational institutions can either be secondary schools, schools which offer two-year or four-year degrees above the high school level, graduate level schools or programs, accredited educational institutions or educational institutions that are tax-exempt under Section 501(c)(3) of the Internal Revenue Code. In 2006, we contributed $14,000 pursuant to this plan. All charitable deductions made pursuant to this plan are taken solely by our Company, and our individual directors do not derive any personal financial benefit from the plan’s implementation.

EXECUTIVE OFFICERS

Current Makeup and Changes from Last Year

Mortimer B. Fuller III, age 64, has been our Chairman of the Board and CEO since 1977. See “Proposal One: Election of Directors” and “Related Person Transactions and Other Information” above for further information about Mr. Fuller.

John C. Hellmann, age 36, has been a director since 2006 and our President since May 2005. See “Proposal One: Election of Directors” above for further information about Mr. Hellmann.

James W. Benz, age 58, has been our Chief Operating Officer since May 2005. Previously, Mr. Benz was President of our Rail Link region for eight years. He founded Rail Link, Inc. in 1987, which was subsequently acquired by us in 1996, and he built the business into one of our largest operating units. His 34 years of railroad industry experience have included positions with the Seaboard Coast Line and CSX Transportation. Mr. Benz has a B.S. in Business Administration from the University of Tennessee. Mr. Benz also completed Harvard University’s Advanced Management Program in May 2006. See “Related Person Transactions and Other Information” above for further information about Mr. Benz.

Allison M. Fergus, age 33, has been our General Counsel and Secretary since October 2006. Ms. Fergus joined the Company as Senior Counsel in November 2005. Prior to joining the Company, Ms. Fergus was an associate at Shearman & Sterling LLP in New York where she practiced in the capital markets group since 2001. Prior to her employment at Shearman & Sterling, Ms. Fergus worked in the treasury group of Omnicom Group Inc. and at JPMorgan Chase, formerly Chase Manhattan Bank. Ms. Fergus holds a Bachelor of Sciences degree in Finance and International Business from Georgetown University and her juris doctorate degree from Fordham University School of Law.

Timothy J. Gallagher, age 44, has been Chief Financial Officer since May 2005. Prior to joining the Company, Mr. Gallagher was Senior Vice President and Treasurer of Level 3 Communications since 2004. Prior to that, Mr. Gallagher held a number of senior financial positions during nearly five years at WilTel Communications and eight years at BP Amoco Corporation. Mr. Gallagher has a B.S.E. from Princeton University, an M.B.A. from the Wharton School of the University of Pennsylvania and an M.S. in Financial Mathematics from the University of Chicago.

Christopher F. Liucci, age 38, joined the Company as Chief Accounting Officer and Global Controller in March 2006. Prior to joining the Company, Mr. Liucci worked with Genencor International, Inc. as Director of Global Financial Planning and Reporting since 1998 and Controller of Financial Reporting/Internal Controls from 1997 to 1998. Prior to that, Mr. Liucci was an Audit Manager with Coopers & Lybrand L.L.P. (a predecessor to PwC), where he was an independent auditor for six years. Mr. Liucci is a certified public accountant and has a B.S. in Accounting from the State University of New York at Geneseo and an M.B.A. from The Simon School of the University of Rochester.

The foregoing Executive Officers serve at the discretion of our Board without specified terms of office.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and Executive Officers, and any persons who beneficially own more than 10% of the Company’s stock, to file with the SEC initial reports of ownership and reports of changes in ownership in our stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. As a matter of practice, the Company’s administrative staff assists the Company’s Executive Officers and directors in preparing and filing such reports with the SEC.

To the Company’s knowledge, based solely on the review of the reports filed by the Company on behalf of these individuals, the copies of such reports furnished to the Company, and written representations that no other reports were required, all such Section 16(a) filing requirements were met during 2006 except that a Form 4 filing for Mr. Scannell relating to an April 13, 2006 sale of 3,000 shares of the Company’s Class A Common Stock was filed on April 27, 2006.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis addresses the following topics:

•	the role of the Compensation Committee;

•	our compensation philosophy and policies regarding executive compensation, including the components of our executive compensation program;

•	our compensation-setting process; and

•	our compensation decisions for 2006.

The Compensation Committee

The fundamental responsibilities of our Compensation Committee are to discharge the responsibilities of the Board to our stockholders with respect to our compensation program, with particular attention given to the CEO, other Executive Officers and key personnel. The Compensation Committee is composed entirely of independent directors. The Compensation Committee oversees our compensation programs and reviews and approves annually all compensation decisions relating to Executive Officers, including those for the CEO. The Compensation Committee operates under a written charter adopted by the Board, which is available on our website at www.gwrr.com under the Governance link. Pursuant to the Compensation Committee Charter, the Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee composed of members of the Compensation Committee. The Compensation Committee reports and makes recommendations to the Board regarding executive compensation policies and our compensation program, when necessary, and informs the other members of the Board about its decisions on compensation for the CEO and other Executive Officers.

Role of Employees and Compensation Consultants

In performing its duties, the Compensation Committee meets periodically with the CEO and management to review compensation policies and specific levels of compensation paid to Executive Officers and other key personnel. The CEO and management assist the Compensation Committee in evaluating Executive Officer performance, establishing business performance targets and objectives and recommending salary levels and incentive awards. The CEO works with the Compensation Committee Chairman in establishing the agenda for Committee meetings and management prepares the requisite information required for the meetings. Among other things, this information includes reports, data and analyses with respect to current and proposed compensation, answers to inquiries from members of the Compensation Committee, and documents related to our compensation program. At the Committee’s request, the CEO also participates in Committee meetings to provide background information regarding the Company’s strategic objectives, his evaluation of the performance of the Executive Officers and other key personnel and compensation recommendations as to Executive Officers, other than himself, and other key personnel. As necessary, the Compensation Committee also meets in executive session.

The Compensation Committee Charter grants the Compensation Committee the sole and direct authority to hire and fire advisors and compensation consultants. The charter also provides that the Compensation Committee approves any related compensation of the Compensation Committee advisors and consultants and the Company is obligated to pay such persons upon request. These advisors and consultants report directly to the Chairman of the Compensation Committee. From time to time, the Compensation Committee has solicited advice from outside compensation consultants, including Frederic W. Cook & Co., Inc. (“F.W. Cook”), on executive compensation matters. In 2006, this advice consisted primarily of the compensation implications of the Company’s succession planning actions, review of the Transaction Bonuses (discussed below), modification of retirement benefits for Executive Officers and review of the proposed 2007 compensation package for the Company’s existing CEO. Outside compensation consultants discuss issues and provide information to the Chairman of the Compensation Committee and occasionally attend Compensation Committee meetings.

In addition to advisors retained by the Compensation Committee, management also retains compensation advisors and consultants. In 2006, the Company retained Huron Consulting to assist management in structuring and evaluating the Transaction Bonuses (discussed below). The Company also retained Winged Keel, Inc. to provide assistance with the structuring of the defined contribution deferred compensation accounts (“Defined Contribution Accounts”) for certain Executive Officers.

Elements of the Compensation Program

The goals of our executive compensation program are to align compensation with business objectives and performance, and to enable us to attract, retain and reward executives who contribute to our long-term success and increase stockholder value.

Our executive compensation program currently consists primarily of:

•	annual base salary;

•	annual incentive compensation in the form of cash bonuses that are directly related to the Company’s annual financial, safety and performance objectives under the Genesee Value Added methodology; and

•	long-term incentive compensation in the form of equity awards.

Executive Officers and other employees are also entitled to participate in the Company’s 401(k) Savings Incentive Plan (“401(k) Plan”), which provides retirement benefits to employees and includes employer and employee contributions. In addition, certain Executive Officers participate either in a modified split-dollar life insurance program or in a Defined Contribution Deferred Compensation Plan under our Deferred Compensation Plan (“DCP”). Executive Officers, other than our CEO, and other employees are also entitled to participate in the Company’s Employee Stock Purchase Plan (the “Stock Purchase Plan”) which permits participants to purchase Class A Common Stock at approximately 90% of the lowest closing price of the stock on either the first of the month or second-to-last business day of the month, subject to certain limitations. Additional information on these programs is set forth below under “—Other Compensation.” Executive Officers participate in other employee benefit plans on the same terms as similarly situated employees. Amounts paid to the Executive Officers under these programs are described below under “Summary Compensation Table.”

Annual Base Salary

We provide base salaries to recognize the skills, competencies, experience, and individual performance that each Executive Officer brings to his or her position. The Compensation Committee annually reviews and makes changes to salaries of Executive Officers, other than the CEO, based on, among other things, recommendations of the CEO. Factors considered are the Executive Officers’ performance against objectives established at the start of each year, changes in competitive compensation levels, changes in responsibilities, our recent financial performance, retention considerations and general economic and competitive conditions, including compensation levels.

Annual Incentive Compensation—Genesee Value Added Methodology under the Omnibus Plan

We use our annual incentive plan, the Genesee Value Added methodology (the “GVA Plan”), as a tool to align our Executive Officers’ interests with stockholders’ interests. Executive Officers are rewarded based upon Company-wide financial performance, Company-wide safety performance, and in certain cases, individual performance. When the Company performs well, based on financial and safety targets, Executive Officers receive greater incentive compensation. When the Company does not meet objectives, incentive awards are reduced or eliminated. Finally, Executive Officers with sustained high performance are rewarded more than those in similar positions with lesser performance to the extent individual performance makes up a percentage of the GVA Plan payout. The GVA Plan financial performance targets for the Company are derived from return on invested capital measurements. The GVA Plan safety performance targets for the Company are derived from ratios of the number of reportable injuries to man hours worked, as defined by the Federal Railroad Administration. The Compensation Committee sets the financial and safety targets at reasonable stretch levels taking into account the business environment at the time the targets are established. In four of the five years of the GVA Plan, historic payouts to Executive Officers have been less than 100% of the established target. We believe the payments made to Executive Officers under the GVA Plan motivate our executives to enhance stockholder value.

Long Term Incentive Compensation—Equity Awards under the Omnibus Plan—Stock Options and Restricted Stock Awards

Equity awards, including stock options and restricted stock awards, are granted at the discretion of the Compensation Committee, and equity awards for Executive Officers are based on the Compensation Committee’s evaluation of such executive’s contribution and expected future contribution to our financial success, with input from the CEO with respect to Executive Officers other than himself. The Compensation Committee views stock options as an important component of overall executive compensation because stock options emphasize the objective of increasing stockholder value. The Compensation Committee views restricted stock awards as providing compensation that promotes a long-term financial interest in the Company. The restricted stock awards, combined with our share ownership guidelines for executives set forth below, provide a share retention vehicle and promote executive share ownership. As currently designed, the executive compensation program provides an opportunity for Executive Officers to receive long-term incentive compensation in the form of annual equity grants of between 50 and 150% of annual base salary. The actual amount of the total equity award is based on both individual and corporate performance as assessed by the CEO with respect to Executive Officers other than himself and the Compensation Committee, based on guidance from independent consultants, if requested. The percent of annual base salary used to calculate the total equity award takes into consideration the GVA Plan results, as discussed above, individual performance of the Executive Officers who participate in the plan, retention risks and other factors that may be deemed relevant by the Compensation Committee.

In 2006, for each Executive Officer, stock options constituted approximately 70% of the value of total long-term incentive compensation and restricted stock awards constituted the remaining 30%. We believe that the 70%/30% allocation between stock options and restricted stock awards provides a balance between the highly leveraged nature of stock options and the stock ownership benefits of restricted stock. This emphasis on long-term incentives is intended to align the long-term financial interests of our Executive Officers with those of our long-term stockholders. Stock options have a three-year vesting schedule and a five-year option life. Restricted stock awards also vest over a three-year period, with one-third becoming exercisable on each anniversary of the grant date. All options are granted with an exercise price equal to the fair market value of the Company’s Class A Common Stock on the date of grant, and option re-pricing is expressly prohibited by the terms of the Omnibus Plan.

The stock option awards and restricted stock awards for Executive Officers and other key employees include confidentiality and non-compete obligations, which if violated result in a forfeiture of unexercised options and disgorgement of any gains on option awards and restricted stock awards during the previous six months. The option awards and restricted stock awards for Executive Officers are also subject to acceleration upon a change in control.

Share Retention Guidelines

During 2006, the Compensation Committee adopted new executive share retention guidelines for the Executive Officers of the Company and other key employees to further align the interests of these individuals with the interests of our stockholders. Under the guidelines, the Executive Officers are expected to maintain a significant ownership position in our Class A Common Stock, which is based on a multiple of such executive’s current base salary on the date of adoption of the guidelines, but expressed as a number of shares. Notwithstanding the guidelines, Executives Officers are permitted to sell shares to finance the exercise price of an equity award, if any, and to settle any tax obligations. However, the Executive Officer is required to hold a certain percentage of any remaining shares (the “Required Retention Percentage”) until the share ownership guideline amount is satisfied. Waivers of the guidelines can be granted by the CEO for Executive Officers and key employees, and by the Compensation Committee for the CEO. Waivers are granted only for serious and unforeseen hardship circumstances.

The revised share retention guideline amounts are set forth below, and are based on position:

Principal Position	Share Guideline Amount	Required Retention Percentage
Chief Executive Officer	135,000	100%
President	75,000	100%
Chief Financial Officer	30,000	50%
Chief Operating Officer	30,000	50%
General Counsel	30,000	50%
Chief Accounting Officer	15,000	50%
Regional General Managers	15,000	50%

In determining whether our share retention guidelines have been met, restricted shares, shares held by a spouse or minor child who resides with the Executive Officer or key employee and shares held by a trust established for estate or tax planning purposes that is revocable by the Executive Officer, key employee or his spouse are considered owned.

Other Compensation

401(k) Plan

Executive Officers and other employees are entitled to participate in our 401(k) Plan, which provides retirement benefits to employees and includes employer and employee contributions. For 2006, the Company matched 100% of employee contributions to the 401(k) plan, up to the lesser of 4% of the employee’s salary or $8,800.

Stock Purchase Plan

Executive Officers, other than our CEO, and other employees are also entitled to participate in our Stock Purchase Plan. Our Stock Purchase Plan permits participants to purchase our Class A Common Stock at approximately 90% of the lowest closing price of our Class A Common Stock on either the first business day of the month or the second-to-last business day of the month. Participants in the Stock Purchase Plan may not purchase stock with an aggregate fair market value in excess of $25,000 during any calendar year, or make purchases that would cause such participant to own 5% or more of the Company’s then-outstanding Class A Common Stock. Stock purchases under the Stock Purchase Plan are funded through payroll deductions of up to 10% of a participant’s regular earnings. The Stock Purchase Plan is intended to encourage ownership of our Class A Common Stock by our present and future employees at all levels of employment and thereby provide them the benefit of the incentive created by stock ownership. The Stock Purchase Plan is also intended to provide a more efficient mechanism for our employees to acquire stock ownership. The Compensation Committee administers the Stock Purchase Plan.

Modified Split-Dollar Life Insurance

As part of our effort to attract and retain Executive Officers and other key employees, from 1994 until 2002, we offered certain Executive Officers, including Mr. Fuller and Mr. Hellmann and certain regional general managers of the Company, split-dollar life insurance arrangements. These arrangements were designed to provide a death benefit and post-employment retirement benefits based on the insurance policies’ cash value at retirement. Under the historic arrangements, the policies were owned by the participants, the premiums were paid on their behalf by the Company, and the Company was entitled to a portion of the death benefit proceeds or cash value equal to the amount of premiums advanced. As a result of the payment by the Company of the premiums, these participants were deemed to have obtained interest-free loans from the Company equal to the premium payments, and these participants were required to report the value of the interest on the deemed loans that they otherwise would have been charged as taxable compensation.

Section 402 of the Sarbanes-Oxley Act of 2002 prohibits companies from making loans to Executive Officers and has been interpreted by some to prohibit these types of split-dollar life insurance arrangements. As a result, in 2002 the Company suspended premium payments under the policies for Messrs. Fuller and Hellmann, and the Compensation Committee, with advice from its independent consultant, evaluated alternative methods of providing these benefits. In light of the substantial amount of premiums already built-up in these polices, the expected future years of service for these executives and other factors, during 2004 and 2005, the Company began paying Mr. Fuller and Mr. Hellmann the premiums on these policies, plus a tax gross-up, to enable Mr. Fuller and Mr. Hellmann to fund the premiums directly. In 2005, Mr. Benz was promoted to Chief Operating Officer and became an Executive Officer. As a result, we suspended contributions to Mr. Benz’s split-dollar policy because of the prohibitions on loans to Executive Officers in 2005, and in 2007, we refunded to Mr. Benz amounts paid between 2002 and 2005 to eliminate any impermissible loans. In early 2007, the Company paid Mr. Benz the premiums from 2005 and 2006, plus a tax gross-up to enable Mr. Benz to fund overdue premiums directly.

Under these new arrangements for Messrs. Fuller, Hellmann and Benz, the Company will not be entitled to reimbursement of amounts paid in 2005 and thereafter, but will still retain the right to receive from the insurance company an amount equal to the amount of premiums paid on the split-dollar life insurance policies prior to 2002. The Company has no obligation to continue paying for the premiums on these policies, and we continue to evaluate these and other types of arrangements for our Executive Officers.

Deferred Compensation Plan

Starting in 2004, we began offering a Deferred Compensation Plan, or DCP, that allows senior employees, including our Executive Officers, to defer receipt of their salary and/or annual incentive payments into accounts that mirror the gains and/or losses of several different investment funds we have selected. The investment funds offered are similar but not identical to those offered under our 401(k) Plan. The DCP does not offer above market fixed interest rate returns or permit participants to defer their cash compensation into our common stock. Participants may defer up to 50% of base salary and 100% of annual cash incentive awards until the date or dates they have specified. We are not required to make any contributions to the DCP, and the participants have an unsecured contractual commitment by our Company to pay the amounts due under the DCP. When such payments are due, the cash will be distributed from our Company’s general assets. Our Company is in the process of evaluating the steps required to make the DCP comply with the requirements necessary to avoid the imposition of an excise tax under the 2004 American Jobs Creation Act, and our Company will either make the DCP compliant with these requirements within the documentation deadline of December 31, 2007 or terminate the DCP.

In 2006, the Company established Defined Contribution Accounts under the Company’s existing DCP for Mr. Hellmann and Mr. Gallagher. The Committee believes supplemental executive retirement plans such as the Defined Contribution Accounts are an important part of executive compensation and are utilized by many companies that compete with the Company for executive talent. Retirement benefits, including those provided through the Defined Contribution Accounts, are a critical component of an executive’s overall compensation program and are essential to attracting, motivating and retaining talented executives. Retirement benefits are an important factor in an executive’s decision to accept or reject a new position. The Defined Contribution Accounts are intended to provide upon the executive’s retirement a target benefit amount equal to a 20-year annuity with payments equivalent to 38% of the estimated final five year average cash compensation (based on salary and target bonus objectives) of the participating executive, assuming retirement at age 65. Company contributions will be informally funded into a rabbi trust (a grantor trust in which the grantor is the Company and the beneficiary is the executive) through investments in corporate-owned life insurance. Investments in the rabbi trust remain subject to claims from the Company’s general creditors. Contributions credited to an executive’s account are invested as the participant directs among the investment funds actually available from time to time under the DCP. Annual amounts credited to an executive’s account vest at the rate of 20% per year, subject to acceleration of vesting in the event of a change of control, death or disability, as defined under the DCP. The Company reserves the right to change its contribution to an executive’s account from time to time in such amount as it shall determine, as a result of changes in certain assumptions. Upon retirement, vested amounts are payable to the executive in the form of a lump sum or installments over not more than 15 years, as elected by the executive.

Rail Link, Inc. Retirement Plan

Mr. James Benz is a participant in the Rail Link, Inc. Retirement Plan (“Rail Link Plan”), which was frozen on January 31, 2002. Based upon his average compensation and years of service accrued prior to the plan being frozen, the annual amount payable upon retirement to Mr. Benz after attaining the normal retirement age of 62 under the plan is $28,145.

Perquisites

We provide certain of our Executive Officers perquisites and other personal benefits. The Compensation Committee has reviewed and approved the perquisites provided to our CEO and other Executive Officers. While the Committee does not consider these perquisites to be a significant component of executive compensation, it recognizes that such perquisites are an important factor in attracting and retaining talented executives. Additional information with respect to the perquisites paid to our CEO and our Named Executives, which include (a) our CEO; (b) our Chief Financial Officer; (c) our other three most highly compensated Executive Officers for 2006 serving as of December 31, 2006; and (d) Adam B. Frankel, who, but for the fact that he was not serving as an Executive Officer at December 31, 2006, would have been one of our three most highly compensated Executive Officers for 2006, is set forth in the “Summary Compensation Table” below.

2006 Compensation Decisions

Consistent with recent years, total compensation for 2006 was composed of annual base salary and annual and long-term incentive compensation. In addition, the Compensation Committee approved a special transaction bonus award to certain Executive Officers and other members of the Company’s management (the “Transaction Bonuses”), based on the successful completion of the Australian Transactions described in more detail below.

Annual Base Salary

As a result of the Company’s operating performance in 2005 and for other reasons set forth below, the CEO and other Named Executives received merit increases (and in the case of Mr. Hellmann and Ms. Fergus, increases in connection with new responsibilities) in annual base salary for 2006 as set forth below:

Principal Position	Increase in Base Salary (%)
Mortimer B. Fuller	3.5%
John C. Hellmann	23.9%
Timothy J. Gallagher	5.7%
James W. Benz	7.3%
Allison M. Fergus	51.8%
Adam B. Frankel (1)	13.2%

(1)	Mr. Frankel left the Company on July 7, 2006.

The salary adjustment for 2006 for Mr. Hellmann was associated with his promotion to President in May 2005 and was attributable to the new responsibilities associated with the role of President. In anticipation of Mr. Hellmann’s planned transition to the role of Chief Executive Officer in 2007, the salary of the CEO was also considered in connection with Mr. Hellmann’s salary adjustment. In connection with Mr. Hellmann’s 2006 salary adjustment, the Compensation Committee engaged F.W. Cook. The salary adjustment for Ms. Fergus was associated with her promotion to General Counsel and Secretary in October 2006 and was retroactive to July 2006, the date on which the former general counsel left the Company.

Incentive Compensation

Incentive compensation was based on the Company’s financial performance, individual performance and other factors and is delivered through a combination of annual incentive compensation under the GVA Plan and long-term incentive equity grants. For 2006, as was the case in the prior four years, the Compensation Committee approved annual financial and safety performance goals and bonus formulas under the GVA Plan. The following table illustrates the target amount of annual cash bonus payments established in early 2006 (for cash bonuses for fiscal year 2006) for our Named Executives and other key employees, as well as the relative weights assigned to each performance measure for such individuals:

		Relative Weighting of Criteria in Determining Annual Cash Bonus Amount
Name	Target Annual Cash Bonus Amount as a Percentage of Base Salary	Corporate Financial Performance	Corporate Safety Performance	Individual Performance	Regional Safety Performance	Regional Financial Performance
Mortimer B. Fuller III	70%	85%	15%	—	—	—
John C. Hellmann	60%	85%	15%	—	—	—
Timothy J. Gallagher	50%	85%	15%	—	—	—
James W. Benz	50%	80%	20%	—	—	—
Allison M. Fergus	35%	35%	15%	50%	—	—
Adam B. Frankel (1)	50%	85%	15%	—	—	—
Regional Managers	50%	20%	—	—	20%	60%

(1)	Mr. Frankel left the Company on July 7, 2006.

Annual financial performance based bonuses can vary from zero to 200% of the target annual cash bonus amounts. To the extent that the financial performance of the Company, or a region in the case of a regional general manager, generates a bonus amount that would otherwise be greater than 200% of the target bonus amount or less than zero, the amount in excess of 200% of the target or less than zero, as applicable, is carried forward to subsequent years’ bonus calculations, subject to certain limitations. However, no employee has any right to the excess positive amounts carried forward if his or her employment ends prior to the end of the subsequent year, and no employee has any obligations related to negative amounts carried forward if his or her employment terminates. Safety performance based bonuses cannot exceed targeted bonus amounts, but can be reduced to zero based on safety performance. The Company’s 2006 performance resulted in a bonus pool of approximately $1.7 million for all participants, with $422,000 of such bonus pool attributable to our Named Executives (excluding Mr. Frankel). Actual 2006 bonus awards to our Named Executives under the GVA Plan were between 38% and 70% of target, which the Committee believes is appropriate based on Company performance objectives and achievement of individual objectives, as applicable, established under the GVA Plan. For additional information on actual amounts paid to Named Executives under the GVA Plan see the Non-Equity Incentive Plan Compensation column included in the “Summary Compensation Table.”

In keeping with the Company’s philosophy of aligning management and stockholder interests and considering the future contributions expected of our Named Executives, the Committee granted 2006 long-term incentive equity awards to our Named Executives ranging in value from 114% to 143% of annual base salary. These awards were in recognition of the value of the continued leadership of the executives and were allocated 70%/30% between stock options and restricted stock awards.

Transaction Bonuses

In addition to annual salary, bonuses under the GVA Plan and long-term incentive equity awards, the Company also paid one-time Transaction Bonuses to certain Executive Officers in recognition of the stockholder value creation resulting from the sale by the Company and its 50% joint venture partner, Wesfarmers Limited, of the Western Australia operations and other assets of ARG to Queensland Rail and Babcock & Brown Limited and the purchase of Wesfarmers’ 50% ownership of the remaining ARG operations, which are principally located in South Australia (collectively, the “Australian Transactions”). During 2006, we recognized a net gain totaling $218.8 million ($129.8 million after-tax) as a result of the Australian Transactions. On June 2, 2006, the Committee approved the Transaction Bonuses, which included the cash bonuses and equity awards set forth below:

Name and Title	Cash Bonuses	Equity Awards
		Restricted Stock Awards (1)	Option Awards (1)
Mortimer B. Fuller III	$740,311	17,063	136,476
John C. Hellmann	$422,417	9,736	77,872
Timothy J. Gallagher	$167,733	1,657	13,252
James W. Benz	$125,867	1,243	9,944
Allison M. Fergus	$—	—	—
Adam B. Frankel (2)	$160,367	1,584	12,670

(1)	Amounts shown in these columns represent the number of shares of Class A Common Stock underlying the awards.
(2)	Mr. Frankel left the Company on July 7, 2006 and his unvested Restricted Stock Awards were forfeited.

The Transaction Bonuses to Messrs. Fuller and Hellmann were paid 30% in cash and 70% in equity, and the Transaction Bonuses to all other Named Executives were paid 50% in cash and 50% in equity. The equity portion of the Transaction Bonuses were structured similar to prior annual equity awards to Named Executives, with stock options constituting approximately 70% of the equity value and restricted stock constituting the remaining 30% of the equity value, in order to provide an incentive to the Executive Officers to deploy the net cash proceeds from the Australian Transactions in an accretive fashion, and embed a retention mechanism into the award. Option awards had a five-year term, and were fully vested as of the date of grant. All options were granted with an exercise price equal to the closing market price of the Company’s Class A Common Stock on the date of grant. The restricted stock awards vest over a three-year period, with one-third becoming exercisable on each anniversary of the grant date. In light of the Transaction Bonuses, the gain from the Australian Transactions was excluded from the 2006 GVA Plan bonus calculations. Had the gain from the Australian Transactions been included in the 2006 GVA Plan bonus calculations, the 2006 GVA Plan bonuses would have exceeded the 200% annual limit by a significant amount, and the carry forward provisions of the GVA Plan would have resulted in the achievement of significant annual cash bonuses over the next several years, regardless of Company performance during those years. The Compensation Committee believes the structure of the Transaction Bonuses better aligns the long-term interests of the Executive Officers with stockholder interests.

Other

As discussed above, the Company pays for the premiums of modified split-dollar insurance policies for Messrs. Fuller, Hellmann and Benz. In 2006, Mr. Fuller was paid $208,823 to fund the payment of the insurance premium and an additional $139,215 to fund tax gross up payments. In 2006, Mr. Hellmann was paid $14,388 to fund the payment of the insurance premium and an additional $9,592 to fund tax gross-up payments. Mr. Hellmann’s policy was cancelled in late 2006. For Mr. Benz, no amounts were paid in 2006; however, an accumulated payment was made in 2007. The 2007 payment included accumulated premiums for 2005 in the amount $24,124 and a tax gross-up payment totaling $16,082 and for 2006, the amount of premium totaled $48,248, and the tax gross-up payment totaled $32,165. In addition, as set forth above, the Company established Defined Contribution Accounts under the Company’s DCP for Mr. Hellmann and Mr. Gallagher. In early 2007, these accounts were credited with an annual Company contribution and earnings for 2006 totaling $72,261 for Mr. Gallagher and $191,478 for Mr. Hellmann. Of the $72,261 contribution and earnings credit for Mr. Gallagher 20%, or $14,452, vested in 2006. Of the $191,478 contribution and earnings credit for Mr. Hellmann, $67,782 represents a 2006 contribution and earnings credit of which 20%, or $13,556, vested in 2006. The $123,696 balance of the credit for Mr. Hellmann are funds related to the cancellation of Mr. Hellmann’s modified split-dollar life insurance policy in late 2006 and were immediately vested.

The combination of payouts above results in overall compensation levels that the Compensation Committee believes reflect the financial performance of the Company. See “Summary Compensation Table” on page 38 for additional information on the amounts paid in 2006 to the Named Executives.

Other Matters

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows public companies from claiming a tax deduction for compensation in excess of $1 million paid to their chief executive officer or any of the four other most highly compensated Executive Officers. However, the statute exempts qualifying performance based compensation from the $1 million limitation if certain requirements are met. Additionally, cash compensation voluntarily deferred by the Executive Officers named in this proxy statement under the DCP is not subject to the Section 162(m) limitation until the year paid. The tax impact of any compensation arrangement is one factor considered by the Compensation Committee in light of the Company’s overall compensation philosophy and objectives, but generally there are additional circumstances where the compensation awarded to the CEO and other highly compensated Executive Officers may not be fully deductible to the Company.

For 2006, Messrs Fuller, Hellmann and certain other former Executive Officers received non-deductible compensation under Section 162(m) of the Internal Revenue Code.

Change-in-Control Severance Arrangements

The Severance Agreements with each of our Named Executives provide that upon termination of their employment within three years after a “Change in Control” (as defined in the Severance Agreements), unless we initiated such termination due to their illness, injury or incapacity for a period of six consecutive months or for “Cause” (as defined in the Severance Agreements), the Named Executive will receive a cash amount equal to approximately three times the average annual compensation we paid him or her during the immediately preceding five years. The Severance Agreements provide for reduction of the amounts payable to the extent that such amounts would otherwise not be deductible to the Company under Section 280G of the Internal Revenue Code. In addition, upon a Change in Control, all unvested stock options and restricted stock holdings immediately become vested (unless the Compensation Committee determines otherwise) and payments under the DCP are accelerated.

Our Named Executives would be entitled to the payments set forth below if a triggering event occurred on January 1, 2007. A January 1, 2007 triggering date is used rather than the December 31, 2006 year end date because the salary information is more current on January 1, 2007.

	Stock Options		Restricted Stock Holdings		Cash Payments		Total	Less: 280G Limitation	Net Total
Name	No. Of Shares Underlying Unvested Options (#)	Unrealized Value of Unvested Options ($) (1)	No. Of Shares Underlying Unvested Restricted Stock Holdings (#)	Unrealized Value of Unvested Restricted Stock Holdings ($) (2)	Change of Control Severance Payment	DCP Change in Control Payment
Mortimer B. Fuller, III	189,224	$1,487,301	36,939	$969,279	$3,080,634	$—	$5,537,214	$—	$5,537,214
John C. Hellmann	129,478	$893,825	24,233	$635,874	$1,527,232	$191,478	$3,248,409	$335,812	$2,912,597
Timothy J. Gallagher	56,921	$269,361	8,996	$236,055	$1,333,098	$72,261	$1,910,775	$486,784	$1,423,991
James W. Benz	56,516	$357,400	8,002	$209,972	$953,189	$—	$1,520,561	$503,901	$1,016,660
Allison M. Fergus	22,000	$3,833	—	$—	$459,892	$—	$463,725	$27,908	$435,817
Adam B. Frankel (3)	—	$—	—	$—	$—	$—	$—	$—	$—

(1)	The unrealized value of in-the-money unvested options was calculated by multiplying the number of shares underlying unvested options by the closing price of our stock as of January 1, 2007 and then deducting the aggregate exercise price for these options.
(2)	The unrealized value of the unvested stock holdings was calculated by multiplying the number of shares underlying unvested stock holdings by the closing price of our stock as of January 1, 2007.
(3)	Mr. Frankel left the Company on July 7, 2006. No payments would have been due Mr. Frankel as of January 1, 2007, in light of his resignation.

The Company entered into the Severance Agreements in recognition of the fact that a significant portion of participating executives’ total compensation may at any point in time consist of unvested stock options or restricted stock holdings, and that some measure of protection against possible but unpredictable action of successor corporations is desirable for both the executive and the Company. The Severance Agreements also reduce the risk that the alignment between executives’ and stockholders’ interests is decoupled by a change-in-control event. The payout provisions under the Severance Agreements were established based on prevailing market practice.

Policy on Non-Public Information and Trading in GWR Stock

The Company’s current policy permits directors, Executive Officers and other key employees to trade Company securities, including any purchases of puts, calls, options or warrants, only during limited window periods following earnings releases and only after they have pre-cleared transactions with the legal department. Although we do not have a formal policy that prohibits transactions that hedge an individual’s economic risk of owning shares of our common stock, we believe all such transactions by directors and Executive Officers in 2006 have been publicly disclosed.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Compensation Committee

Mark A. Scudder, Chairman

David C. Hurley

Robert M. Melzer

The following tables and footnotes set forth information for the year ended December 31, 2006 concerning compensation awarded to, earned by or paid to our Named Executives.

SUMMARY COMPENSATION TABLE (1)

Name & Principal Position	Year	Salary ($)		Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compen- sation ($) (5)		Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings ($) (6)	All Other Compen- sation ($) (7)	Total ($)
Mortimer B. Fuller, III	2006	$644,000		$740,311	$274,989	$1,840,431	$171,836		$—	$403,755	$4,075,322
John C. Hellmann	2006	$428,700	(8)	$422,417	$180,863	$1,113,566	$98,049	(9)	$—	$109,658	$2,353,253
Timothy J. Gallagher	2006	$296,000		$167,733	$61,575	$245,408	$56,415		$—	$94,276	$921,407
James W. Benz	2006	$228,431		$125,867	$61,742	$267,077	$45,836		$23,060	$18,625	$770,638
Allison M. Fergus	2006	$168,741		$—	$—	$21,376	$50,213		$—	$—	$240,330
Adam B. Frankel	2006	$171,976		$160,367	$19,627	$177,073	$—		$—	$17,726	$546,769

(1)	Salary and bonuses are reported in the year in which the compensable service was performed even if we paid the compensation in a subsequent year or if the executive elected to defer a portion of such compensation.
(2)	Includes the Transaction Bonuses based on the successful completion of the Australian Transactions. See “Executive Compensation—2006 Compensation Decisions—Transaction Bonuses” for additional information.
(3)	The amounts included in the Stock Awards column reflect the compensation expense for restricted stock and restricted stock units recognized by us in 2006 for financial statement purposes with respect to stock awards granted in 2006 and in prior years in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions, other than the actual forfeitures by Mr. Frankel of 10,111 restricted stock awards when he left the Company on July 7, 2006. For discussion of the assumptions made in the valuation of these awards refer to Note 16 to our consolidated financial statements for the fiscal year ended December 31, 2006. Stock Awards consist of restricted stock which vested in 2006. Grants of restricted shares before May 12, 2004 vest over a four-year period, with one-fourth becoming exercisable on each anniversary date of grant, subject to acceleration upon a change in control. Grants of restricted shares on or after May 12, 2004 vest over a three-year period, with one-third becoming exercisable on each anniversary of the grant date, subject to acceleration upon a change in control.
(4)	The amounts included in the Option Awards column reflect the compensation expense of stock options for financial reporting purposes for the year under SFAS 123R, rather than the amount paid to or realized by the Named Executive. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions, other than the actual forfeitures by Mr. Frankel of 73,846 stock option awards when he left the Company on July 7, 2006. For discussion of the assumptions made in the valuation, refer to Note 16 to our consolidated financial statements for the fiscal year ended December 31, 2006. The SFAS 123R value of the options determined on the grant date is expensed over the service period that is required for the grant to become vested. Ratable amounts expensed for stock options that were granted in prior years are also included—that is, amounts in respect to grants made in 2002, 2003, 2004 and 2005.

(5)	Reflects the GVA Plan Bonus amounts for 2006, which were established in 2006 by the Compensation Committee and paid in February 2007. For a discussion of the GVA Plan, see “Executive Compensation—Compensation Discussion and Analysis.”
(6)	The amounts included represent the increase in Mr. Benz’s actuarial accumulated pension benefit from fiscal year 2005 to fiscal year 2006 in the Rail Link Plan.
(7)	The following table details each item of compensation of our Named Executives for the fiscal year ended December 31, 2006, required to be included in the “All Other Compensation” column in the Summary Compensation Table above:

Name	Insurance Premiums and Gross Ups (a)	Company Contributions to Retirement 401(k) (b)	Company Contribution to Defined Contribution Plan	Company Car Allowance (c)	Aircraft (d)	Other (e)	Total
Mortimer B. Fuller III	$348,038	$8,800	$—	$27,304	$34,445	$40,958	$459,545
John C. Hellmann	$23,980	$8,800	$64,146	$10,004	$—	$3,531	$110,461
Timothy J. Gallagher	$—	$3,780	$68,384	$12,870	$—	$4,352	$91,893
James W. Benz	$—	$8,800	$—	$8,654	$—	$1,171	$18,625
Allison M. Fergus	$—	$—	$—	$—	$—	$—	$—
Adam B. Frankel	$—	$8,800	$—	$5,680	$—	$3,254	$17,734

(a)	Amounts shown refer to Messrs. Fuller and Hellmann’s premium payments on a modified split-dollar life insurance policy. The amounts included an additional tax gross up payment. Of the total payments received by Mr. Fuller in 2006, $208,823 went toward the payment of the insurance premium and the remaining $139,215 went toward tax gross up payments. For Mr. Hellmann, $14,388 went toward the payment of the insurance premium and the remaining $9,592 went toward tax gross up payments. We will not be entitled to receive reimbursement of the 2006 amounts that Messrs. Fuller and Hellmann used to pay insurance premiums on the modified split-dollar life insurance policy.
(b)	Amounts shown refer to the Company’s matching contribution into the Company’s 401(k) Plan.
(c)	Amounts shown reflect cash payments for annual automobile expenses. Mr. Benz receives a monthly cash car allowance. Messrs. Fuller, Hellmann, Gallagher and Frankel’s amounts reflect car leases, fuel, insurance and repairs paid on their behalf.
(d)	Amount shown for Mr. Fuller represents reimbursement of spousal travel to ARG board meetings in accordance with Company policy of $34,445 and non-business use of the Company’s ownership interest in an aircraft by Mr. Fuller and his spouse. Mr. Fuller reimbursed the Company for the incremental costs of all such travel in accordance with the Company’s Corporate Aircraft Policy. Amount shown for Mr. Gallagher represents personal travel expenses.
(e)	Amount shown for Mr. Fuller represents the incremental cost for excess group life insurance of $911, payments for organizational dues of $7,379, health club dues of $1,454, technology fees of $305, tax preparation fees of $7,400 and reimbursement of personal benefits of $23,509 associated with his service on the ARG board. Amount shown for Mr. Hellmann represents the incremental cost for excess group life insurance of $124, commuting expenses of $2,462 and payments for an additional term life policy of $945. Amount shown for Mr. Gallagher represents the incremental cost for excess group life insurance of $138, payments for an additional term life policy of $3,060 and health club dues of $1,154. Amount shown for Mr. Benz represents the incremental cost for excess group life insurance of $548 and split-dollar life insurance income of $623. Amount shown for Mr. Frankel represents the incremental cost for excess group life insurance of $72, payments for an additional term life policy of $2,580, commuting expenses of $243 and health club dues of $359.

(8)	Includes $48,000 of deferred annual salary in 2006.
(9)	Includes $49,000 of deferred compensation paid in 2007.

The following table provides supplemental information relating to grants of plan-based awards to help explain information provided above in the Summary Compensation Table.

2006 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date/ Target Establishment Date	Revised Grant Date		Estimated Future Payouts Under Non- Equity Incentive Plan Awards
				Threshold ($)	Target ($) (1)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Mortimer B. Fuller, III	2/1/2006			$0	$450,800	$833,980
	5/30/2006						7,342			$215,928
	5/30/2006							56,845	$29.41	$487,685
	5/30/2006							3,400	$32.35	$25,285
	6/2/2006						17,063			$518,203
	6/2/2006							136,476	$30.37	$1,204,933

John C. Hellmann	2/1/2006			$0	$257,224	$475,864
	5/30/2006						6,125			$180,136
	5/30/2006							50,262	$29.41	$431,208
	6/2/2006						9,736			$295,682
	6/2/2006							77,872	$30.37	$687,524

Timothy J. Gallagher	2/1/2006			$0	$148,000	$273,800
	5/30/2006						3,623			$106,552
	5/30/2006							28,979	$29.41	$248,617
	6/2/2006						1,657			$50,323
	6/2/2006							13,252	$30.37	$117,001

James W. Benz	2/1/2002			$0	$118,000	$212,400
	5/30/2006						2,889			$84,965
	5/30/2006							23,105	$29.41	$198,222
	6/2/2006						1,243			$37,750
	6/2/2006							9,944	$30.37	$87,795

Allison M. Fergus	2/1/2006			$0	$71,750	$96,863
	5/30/2006	6/15/2006	(5)					6,000	$29.41	$54,300	(5)
	10/26/2006							15,000	$28.75	$124,239

Adam B. Frankel (6)	2/1/2006			$0	$141,500	$261,775
	5/30/2006						3,464			$101,876
	5/30/2006							27,706	$29.41	$237,695
	6/2/2006						1,584			$48,106
	6/2/2006							12,670	$30.37	$111,862

(1)	The target is established in accordance with the GVA Plan. For additional information, see “Executive Compensation—2006 Compensation Decisions.”
(2)	Consists of restricted stock awards granted on May 31, 2006 under our annual stock award grant plan and restricted stock awards granted on June 2, 2006 for Transaction Bonuses related to the sale of ARG. The restricted shares vest over a three-year period, with one-third becoming exercisable on each anniversary of the grant date, subject to acceleration upon a change in control.
(3)	Consists of options granted on May 29, 2006 under our annual option grant plan and options granted on June 2, 2006 for Transaction Bonuses related to the sale of ARG. The June 2006 options were fully vested on the date of the grant.
(4)	This column shows the full grant date fair value of restricted stock awards and stock options under SFAS 123R granted in 2006. Generally, the grant date fair value is the amount that the Company would expense in its financial statements over the award’s required period of service.
(5)	Prior to Ms. Fergus’ promotion to Executive Officer in October 2006, Ms. Fergus received an annual option award in connection with the annual option grant to the general population of employees. As a result of certain administrative and procedural deficiencies, Ms. Fergus’ option grant was delayed until June 15, 2006. The grant date fair value of this option was calculated based on an exercise price of $29.41 and a grant date fair value of the Company’s stock of $30.01.
(6)	Mr. Frankel forfeited his unvested 2006 stock awards and option awards on July 7, 2006 when he left the Company.

The following table provides information regarding outstanding awards made to our Named Executives at December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2006

	Option Awards
Name	Option Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date	Unrealized Value of Unexercised Options Exercisable ($) (2)	Unrealized Value of Unexercised Options Unexercisable ($) (2)
Mortimer B. Fuller, III	7/31/03	—	10,040	—	$10.96	7/30/2008	$—	$153,451
	7/31/03	—	25,616	—	9.96	7/30/2008	—	417,028
	5/12/04	56,250	28,125	—	15.63	5/11/2009	596,627	298,313
	5/18/05	32,598	59,174	—	16.60	5/17/2010	314,245	570,437
	5/18/05	—	6,024	—	18.26	5/17/2010	—	48,072
	5/30/06	—	56,845	—	29.41	5/29/2011	—	—
	5/30/06	—	3,400	—	32.35	5/29/2011	—	—
	6/2/06	136,476	—	—	30.37	6/1/2011	—	—

		225,324	189,224				$910,872	$1,487,301

John C. Hellmann	5/23/02	43,019	—	—	$9.49	5/22/2007	$720,616	$—
	7/31/03	50,625	16,876	—	9.96	7/30/2008	824,175	274,741
	5/12/04	37,500	18,750	—	15.63	5/11/2009	397,751	198,876
	5/18/05	21,795	43,590	—	16.60	5/17/2010	210,104	420,208
	5/30/06	—	50,262	—	29.41	5/29/2011	—	—
	6/2/06	77,872	—	—	30.37	6/1/2011	—	—

		230,811	129,478				$2,152,646	$893,825

Timothy J. Gallagher	5/18/05	13,971	27,942	—	$16.60	5/17/2010	$134,680	$269,361
	5/30/06	—	28,979	—	29.41	5/29/2011	—	—
	6/2/06	13,252	—	—	30.37	6/1/2011	—	—

		27,223	56,921				$134,680	$269,361

James W. Benz	5/23/02	18,000	—	—	$9.49	5/22/2007	$301,520	$—
	7/31/03	13,501	4,500	—	9.96	7/30/2008	219,796	73,260
	5/12/04	11,250	5,626	—	15.63	5/11/2009	119,325	59,673
	5/18/05	11,643	23,285	—	16.60	5/17/2010	112,239	224,467
	5/30/06	—	23,105	—	29.41	5/29/2011	—	—
	6/2/06	9,944	—	—	30.37	6/1/2011	—	—

		64,338	56,516				$752,880	$357,400

Allison M. Fergus	11/7/05	500	1,000	—	$22.41	11/6/2010	$1,917	$3,833
	5/30/06	—	6,000	—	29.41	5/29/2011	—	—
	10/26/06	—	15,000	—	28.75	10/25/2011	—	—

		500	22,000				$1,917	$3,833

Adam B. Frankel (3)		—	—	—	$—		$—	$—

		—	—				$—	$—

(1) All option awards were granted under the Omnibus Plan.

Option Awards Vesting Schedule
Grant Date	Vesting Schedule
5/23/02	1/4 vests each year for four years on the anniversary of the date of grant.
7/31/03	1/4 vests each year for four years on the anniversary of the date of grant.
5/12/04	1/3 vests each year for three years on the anniversary of the date of grant.
5/18/05	1/3 vests each year for three years on the anniversary of the date of grant.
11/7/05	1/3 vests each year for three years on the anniversary of the date of grant.
5/30/06	1/3 vests each year for three years on the anniversary of the date of grant.
10/26/06	1/3 vests each year for three years on the anniversary of the date of grant.
6/2/06	fully vested upon grant.

(2)

The unrealized value of in-the-money exercisable and unexercisable options were calculated by multiplying the number of shares underlying each category by the closing price of our stock as of December 31, 2006 and then deducting the aggregate exercise price of these options.

(3)	Mr. Frankel forfeited his unvested option awards on July 7, 2006 when he left the Company.

	Stock Awards
Name	Stock Awards Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That have not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have Not Vested ($)
Mortimer B. Fuller, III	5/12/04	3,863	$101,365	—	—
	5/18/05	8,671	227,527
	5/30/06	7,342	192,654
	6/2/06	17,063	447,733

		36,939	$969,279

John C. Hellmann	5/11/04	2,575	$67,568	—	—
	5/18/05	5,797	152,113
	5/30/06	6,125	160,720
	6/2/06	9,736	255,473

		24,233	$635,874

Timothy J. Gallagher	5/18/05	3,716	$97,508	—	—
	5/30/06	3,623	95,068
	6/2/06	1,657	43,480

		8,996	$236,056

James W. Benz	5/11/04	773	$20,284	—	—
	5/18/05	3,097	81,265
	5/30/06	2,889	75,807
	6/2/06	1,243	32,616

		8,002	$209,972

Allison M. Fergus		—	$—	—	—

		—	$—

Adam B. Frankel (3)		—	$—	—	—

		—	$—

(1)

Stock Awards Vesting Schedule
Grant Date	Vesting Schedule
5/11/04	1/3 vests each year for three years on the anniversary of the date of grant.
5/12/04	1/3 vests each year for three years on the anniversary of the date of grant.
5/18/05	1/3 vests each year for three years on the anniversary of the date of grant.
5/30/06	1/3 vests each year for three years on the anniversary of the date of grant.
6/2/06	1/3 vests each year for three years on the anniversary of the date of grant.

(2)	The market value of stock awards that have not vested was calculated using the closing stock price on the last business day of the Company’s fiscal year, December 29, 2006, of $26.24.
(3)	Mr. Frankel forfeited his unvested stock awards on July 7, 2006 when he left the Company.

The following table provides information regarding the amounts received by each Named Executive upon exercise of options or the vesting of stock during the fiscal year ended December 31, 2006.

OPTION EXERCISES AND STOCK VESTED DURING 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($) (2)
Mortimer B. Fuller, III	196,019	$3,280,657	8,198	$229,284
John C. Hellmann	76,516	$1,810,519	5,473	$162,604
Timothy J. Gallagher	—	$—	1,858	$51,968
James W. Benz	4,748	$120,075	2,321	$67,775
Allison M. Fergus	—	$—	—	$—
Adam B. Frankel (3)	61,039	$649,468	3,304	$98,129

(1)	Option Award value realized on exercise was calculated by multiplying the number of shares acquired on exercise by the closing price of our stock on the exercise date and then deducting the aggregate exercise price of the option awards.
(2)	Stock awards value realized on vesting was calculated by multiplying the number of shares acquired on vesting by the closing price of our stock on the vesting date.
(3)	Mr. Frankel left the Company on July 7, 2006.

The following table provides information regarding the pension benefits for our Named Executives.

2006 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Mortimer B. Fuller, III		—		$—		$—
John C. Hellmann		—		$—		$—
Timothy J. Gallagher		—		$—
James W. Benz	Rail Link Retirement Plan(1)	14.89	(2)	$304,860	(3)	$—
Allison M. Fergus		—		$—		$—
Adam B. Frankel (4)		—		$—		$—

(1)

The Rail Link Plan is a defined benefit pension plan sponsored by Rail Link, Inc., a wholly owned subsidiary of the Company. The Rail Link Plan covers approximately 110 Rail Link, Inc. eligible employees as of December 31, 2006. The accumulated benefit an employee earns over his or her career with Rail Link, Inc. is payable starting after retirement on a monthly basis for life. The normal retirement age defined in the Rail Link Plan is 62. Early retirement can begin at age 55, but a participant incurs benefit reductions that decrease as the participant approaches the normal retirement age of 62.

(2)	Under the Rail Link Plan, Mr. Benz accumulated 5.25 creditable service years while working for the Company from November 8, 1996 until the Rail Link Plan was frozen on January 31, 2002 and 9.64 years of service as President of Rail Link, Inc. before Rail Link Inc. was purchased by the Company in November 1996.
(3)

All benefit accruals under the Rail Link Plan were frozen as of January 31, 2002. As applicable to Mr. Benz, the Rail Link Plan provides benefits based primarily on a formula that takes into account the executive’s earnings for each fiscal year. The formula provides an annual benefit accrual equal to 1.0% of the five-year average earnings of the individual and 0.5% of the “Excess Amount” of compensation. “Excess Amount” is defined as the five-year average earnings in excess of the social security average wage. For discussion of the assumptions made in the quantifying the present value of the accrued benefit, refer to Note 12 to our consolidated financial statements for the fiscal year ended December 31, 2006. The executive’s annual earnings taken into account under this formula include base salary and up to one-half of any bonus payments. The maximum annual benefit for Mr. Benz is frozen at $28,145 annually ($2,345 monthly) payable after retirement. Upon retirement, Mr. Benz may elect payment in the form of either a single life annuity or a joint and survivor annuity. While these two options would provide different annual benefit amounts to Mr. Benz (and his spouse, in the event he selects the joint and survivor annuity option), the total actuarial value of the two elections is equivalent over the life of the selected annuity.

(4)	Mr. Frankel left the Company on July 7, 2006.

The following table provides information regarding contributions, earnings and balances for our Named Executives under our nonqualified deferred compensation plans.

NONQUALIFIED DEFERRED COMPENSATION FOR 2006 (1)

Name	Executive Contribution in Last Fiscal Year ($) (2)	Registrant Contributions in Last Fiscal Year ($) (3)	Aggregate Earnings in Last Fiscal Year ($) (4)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (5)
Mortimer B. Fuller, III	$—	$—	$—	$—	$—
John C. Hellmann	$171,696	$64,146	$24,432	$—	$375,298
Timothy J. Gallagher	$—	$68,384	$3,876	$—	$72,260
James W. Benz	$—	$—	$6,481	$—	$51,163
Allison M. Fergus	$—	$—	$—	$—	$—
Adam B. Frankel (6)	$—	$—	$—	$—	$—

(1)

The DCP was implemented in 2004 and allows certain employees, including the Executive Officers to defer receipt of their salary and/or annual incentive payments into accounts that mirror gains and/or losses of several different investment funds we have selected. The investment funds offered are similar but not identical to those offered under our 401(k) Plan. The DCP does not offer above market interest rate returns or permit participants to defer their cash compensation into our common stock. Participant deferrals must be elected annually, with limits of 50% on base salary and 100% on bonus payments with a minimum aggregate deferral of $2,000. Investment choices may be reallocated on a daily basis, but if selections are not made, the amounts deferred will automatically be allocated to the lowest-risk fund. Accounts are adjusted daily based on the performance of each measurement fund that is selected for the participant’s account and the account is 100% vested at the time of deferral. Participant deferral elections are irrevocable and cannot be changed during the plan year. However, there are circumstances, such as an unforeseeable financial emergency, that can be considered for suspending a participant’s current deferral election. The benefit distribution date selected may be either: (1) separation of service, or (2) the attainment of whatever age specified, or (3) the earlier of (a) separation of service, or (b) the attainment of whatever age specified, or (4) the later of (a) separation of service, or (b) the attainment of whatever age specified. If a distribution date is not specified, the benefit distribution date will be separation of service. The form of payment selected for an employee’s distribution is either a lump sum or annual installments over any period an employee elects, up to 15 years. No withdrawals or distributions were made in 2006. The DCP does allow for Company contributions and is the instrument used to allow Company contributions into the Defined Contribution Accounts.

(2)

Amount represents $48,000 in annual salary deferral into our DCP for 2006 as elected by Mr. Hellmann plus a $123,696 vested contribution resulting from the cancellation of Mr. Hellmann’s modified split-dollar life insurance policy.

(3)	The amounts represent the Company contributions into the Defined Contribution Accounts for Mr. Hellmann and Mr. Gallagher. For Mr. Hellmann, $64,146 represents the Company’s contribution into his Defined Contribution Account as reflected in the Summary Compensation Table in “All Other Compensation.” Of that contribution, $12,829, or 20%, vested in 2006. For Mr. Gallagher, $68,384 represents the Company’s contribution into his Defined Contribution Account as reflected in the Summary Compensation Table in “All Other Compensation.” Of that contribution, $13,677, or 20%, vested in 2006.
(4)	For Mr. Hellmann, the amount includes $20,796 earned in 2006 on his annual salary deferrals into the DCP and $3,636 earned on balances in his Defined Contribution Account. During 2006, Mr. Hellmann became vested in 20% of the Defined Contribution Account earnings, or $727. For Mr. Gallagher, the amount includes $3,876 earned on balances in his Defined Contribution Account. During 2006, Mr. Gallagher became vested in 20% of the Defined Contribution Account earnings, or $775. For Mr. Benz, the amount includes his 2006 earnings on his annual salary deferrals into the DCP. While the contribution amounts for Messrs. Hellmann and Gallagher are reported in the Summary Compensation Table, the earnings are not, as all earnings in the Defined Contribution Accounts are not considered above market or preferential.
(5)	Amounts represent the balance of the Named Executive’s individual account as of December 31, 2006. For Mr. Hellmann, $48,000 of annual salary deferral and $64,146 of Company contributions to his Defined Contribution Account are disclosed in the Summary Compensation Table in the Salary and All Other Compensation columns, respectively. For Mr. Gallagher, $68,384 of Company contributions to his Defined Contribution Account are disclosed in the Summary Compensation Table in the All Other Compensation column. For Mr. Benz, none of his aggregate balance relates to 2006 compensation, and is thus not disclosed in the Summary Compensation Table. The aggregate balance at last fiscal year end includes $48,000 and $48,000 of deferred compensation for the fiscal years ended December 31, 2004 and December 31, 2005, respectively, for Mr. Hellmann, and $36,613 of deferred compensation for the fiscal year ended December 31, 2004 for Mr. Benz. These amounts were previously included in the Summary Compensation Table for 2005 and 2004 in the Salary column.
(6)	Mr. Frankel left the Company on July 7, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and related footnotes set forth as of April 1, 2007 (except to the extent indicated in the footnotes to the table below) certain information concerning beneficial ownership of our stock held by (1) each stockholder known by us to own beneficially more than 5% of any class of stock, (2) each of our directors, (3) each director nominee, (4) each Named Executive, and (5) all of our directors and Executive Officers as a group. We have calculated beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by that stockholder, and the designated address of each individual listed in the table is as follows: Genesee & Wyoming Inc., 66 Field Point Road, Greenwich, Connecticut 06830. We have omitted percentages of less than 1.0% from the table. Unless otherwise indicated, all options to purchase shares of Class A Common Stock, restricted shares and DSUs were issued pursuant to the Omnibus Plan.

	Class A Common Stock Beneficially Owned		Class B Common Stock Beneficially Owned
Name and Address of Beneficial Owner	No. of Shares	Percent of Class	No. of Shares	Percent of Class	Percent of Vote (1)
Directors and Nominees
Mortimer B. Fuller III (2)	599,567	1.6%	3,027,668	76.2%	40.5%
John C. Hellmann (3)	384,867	1.1%	1,872	*	*
Louis S. Fuller (4)	349,108	1.0%	674,041	17.0%	9.3%
Robert M. Melzer (5)	90,154	*	—	*	*
Philip J. Ringo (6)	102,389	*	—	*	*
Peter O. Scannell (7)	28,217	*	—	*	*
Mark A. Scudder (8)	26,488	*	—	*	*
M. Douglas Young (9)	64,760	*	—	*	*
David C. Hurley (10)	5,893	*	—	*	*
Øivind Lorentzen (11)	9,734	*	—	*	*

Other Named Executives
Timothy J. Gallagher (12)	55,193	*	—	*	*
James W. Benz (13)	139,783	*	—	*	*
Allison M. Fergus (14)	2,500	*	—	*	*
Adam B. Frankel (15)	10,284	*	—	*	*

Other
Wellington Management Company, LLP (16) 75 State Street Boston, Massachusetts 02109	5,180,547	13.8%	—	*	6.7%
T. Rowe Price Associates, Inc. (17) 100 E. Pratt Street Baltimore, Maryland 21202	2,993,418	8.0%	—	*	3.9%
Baron Capital Group, Inc. (18) 767 Fifth Avenue New York, New York 10153	2,419,600	6.5%	—	*	3.1%
Marsico Capital Management, LLC (19) 1200 17th Street, Suite 1600 Denver, Colorado 80202	2,855,570	7.6%	—	*	3.7%
All Directors and Executive Officers as a Group (13 persons) (20)	1,513,213	4.2%	3,029,540	76.2%	41.7%

*	Represents less than 1%.
(1)	Reflects the voting power of the outstanding share holdings shown on the table as a result of the fact that Class A Common Stock is entitled to one vote per share and Class B Common Stock is entitled to ten votes per share.
(2)	The amounts shown include: (1) 273,203 shares of Class A Common Stock owned by Mr. Fuller individually; (2) 10,645 shares of Class A Common Stock represented by restricted stock units and restricted stock; (3) 3,027,668 shares of Class B Common Stock owned by Mr. Fuller individually; (4) 9,590 shares of Class A Common Stock held by Mr. Fuller’s wife, as to which shares Mr. Fuller disclaims beneficial ownership; and (5) 306,129 shares of Class A Common Stock that may be purchased pursuant to exercisable options.

The number of shares in the table includes shares that are subject to three separate variable prepaid forward transactions with Credit Suisse First Boston Capital LLC. On March 8, 2004, Mr. Fuller entered into the first transaction relating to 337,500 shares of Class B Common Stock, which contract was extended on March 8, 2007 until June 13, 2008. Mr. Fuller received net proceeds of $4,707,937 under the initial contract and $339,053 in connection with the extension. Under the terms of the extended contract, Mr. Fuller has agreed to deliver shares of Class B Common Stock (which are immediately convertible into shares of Class A Common Stock on a one-for-one basis) or shares of Class A Common Stock on the expiration date of the contract (or on an earlier date if the contract is terminated early) as follows: (1) if the final price is less than or equal to the floor price ($25.1516 per share) (the “March Floor Price”), 337,500 shares; (2) if the final price is less than or equal to the cap price ($31.4451 per share) (the “March Cap Price”), but greater than the March Floor Price, then a number of shares equal to 337,500 times the March Floor Price divided by the final price; and (3) if the final price is greater than the March Cap Price, then a number of shares equal to 337,500 shares multiplied by a fraction, the numerator of which is the sum of the March Floor Price and the difference between the final price and the March Cap Price, and the denominator of which is the final price. In connection with the contract, Mr. Fuller has pledged 337,500 shares of Class B Common Stock to secure his obligation under the extended contract. Under the extended contract, in lieu of delivery of shares, Mr. Fuller may, at his option, settle the contract by delivery of cash. On December 1, 2004, Mr. Fuller entered into a second transaction relating to an additional 337,500 shares of Class B Common Stock, which contract expires on December 3, 2007, and for which Mr. Fuller received net proceeds of $5,355,405. The December 2004 contract contains a delivery obligation identical to that of the March 2004 contract, but with a floor price of $18.187 per share and a cap price of $22.73 per share. All share information associated with the March 2004 and the December 2004 contracts has been updated for the 3 for 2 stock split in March 2006. In addition, on March 15, 2006, Mr. Fuller entered into a third transaction relating to an additional 480,000 shares of Class B Common Stock, which contract expires on December 24, 2008, and for which Mr. Fuller received net proceeds of $12,511,968. The March 2006 contract contains a delivery obligation identical to that of the prior contracts, but with a floor price of $30.10 per share and a cap price of $37.625 per share.
(3)	The amount shown includes: (1) 132,260 shares of Class A Common Stock and 1,872 shares of Class B Common Stock owned by Mr. Hellmann individually; (2) 7,516 shares of Class A Common Stock represented by restricted stock; and (3) 245,091 shares of Class A Common Stock that may be purchased pursuant to exercisable options.

The number of shares in the table includes 132,260 shares of Class A Common Stock held in a brokerage account pledged as collateral for a credit facility. The fair market value of the securities held in the brokerage account, other than our Class A Common Stock, exceeds the amount of the credit facility. In addition, in the event of foreclosure on the credit facility, the securities other than our Class A Common Stock would be sold first to satisfy any outstanding obligations.
(4)	The amounts shown include: (1) 43,237 shares of Class A Common Stock and 674,041 shares of Class B Common Stock owned by Mr. Louis Fuller individually; (2) 2,121 shares of Class A Common Stock owned jointly by Mr. Louis Fuller and his wife; and (3) 303,750 shares of Class A Common Stock owned by Mr. Louis Fuller’s wife, as to which shares he disclaims beneficial ownership.
(5)	The amount shown includes: (1) 18,999 shares of Class A Common Stock owned by Mr. Melzer individually; (2) 11,250 shares of Class A Common Stock held by a self-directed IRA; (3) 25,314 shares of Class A Common Stock that may be purchased pursuant to exercisable options; (4) 32,958 shares of Class A Common Stock that may be received for DSUs; and (5) 1,633 shares of Class A Common Stock represented by restricted stock.
(6)	The amount shown includes: (1) 28,716 shares of Class A Common Stock owned by Mr. Ringo individually; (2) 18,731 shares of Class A Common Stock owned by Mr. Ringo’s wife, as to which shares he disclaims beneficial ownership; (3) 5,063 shares of Class A Common Stock that may be purchased pursuant to exercisable options; (4) 46,018 shares of Class A Common Stock that may be received for DSUs; and (5) 3,861 shares of Class A Common Stock represented by restricted stock.
(7)	The amount shown includes: (1) 6,933 shares of Class A Common Stock owned jointly by Mr. Scannell and his wife; (2) 10,125 shares of Class A Common Stock that may be purchased pursuant to exercisable options; (3) 10,611 shares of Class A Common Stock that may be received for DSUs; and (4) 548 shares of Class A Common Stock represented by restricted stock.
(8)	The amount shown includes: (1) 6,558 shares of Class A Common Stock owned by Mr. Scudder individually; (2) 10,125 shares of Class A Common Stock that may be purchased pursuant to exercisable options; (3) 5,944 shares of Class A Common Stock that may be received for DSUs; and (4) 3,861 shares of Class A Common Stock represented by restricted stock.

(9)	The amount shown includes: (1) 6,933 shares of Class A Common Stock owned by Mr. Young individually; (2) 57,279 shares of Class A Common Stock that may be received for DSUs; and (3) 548 shares of Class A Common Stock represented by restricted stock.
(10)	The amount shown includes (1) 2,433 shares of Class A Common Stock owned by Mr. Hurley individually; (2) 2,912 shares of Class A Common Stock that may be received for DSUs; and (3) 548 shares of Class A Common Stock represented by restricted stock.
(11)	The amount shown includes (1) 7,000 shares of Class A Common Stock owned by Mr. Lorentzen individually; (2) 1,090 shares of Class A Common Stock that may be received for DSUs; and (3) 1,644 shares of Class A Common Stock represented by restricted stock.
(12)	The amounts shown include: (1) 1,273 shares of Class A Common Stock owned by Mr. Gallagher individually; (2) 3,066 shares of Class A Common Stock represented by restricted stock; and (3) 50,854 shares of Class A Common Stock that may be purchased pursuant to exercisable options.
(13)	The amount shown includes: (1) 60,635 shares of Class A Common Stock owned by Mr. Benz jointly with his wife; (2) 3,284 shares of Class A Common Stock represented by restricted stock; (3) 71,308 shares of Class A Common Stock that may be purchased pursuant to exercisable options owned by Mr. Benz individually; and (4) 4,556 shares of Class A Common Stock that may be purchased pursuant to exercisable options owned by Mr. Benz’s wife.
(14)	The amount shown includes 2,500 shares of Class A Common Stock that may be purchased by Ms. Fergus pursuant to exercisable options.
(15)	The amount shown includes 10,284 shares of Class A Common Stock owned by Mr. Frankel individually. Mr. Frankel left the Company on July 7, 2006.
(16)	The amount and percentage shown, and the information contained in this footnote, is derived from a Schedule 13G filed by Wellington Management Company, LLP (“WMC”) on February 14, 2007. The shares are owned of record by clients of WMC. WMC, in its capacity as investment adviser, may be deemed to beneficially own all of such shares. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. No such client is known to have such right or power with respect to more than five percent of the class. WMC has shared power to vote 4,659,747 of such shares and has shared power to dispose of 5,149,197 of such shares.
(17)	The amount and percentage shown, and the information contained in this footnote, is derived from a Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 12, 2007. Price Associates has sole voting power to vote 869,100 of such shares and has sole power to dispose of all of such shares. According to their joint Schedule 13G, T. Rowe Price Small Cap Value Fund, Inc. (“Price SC Value Fund”) has sole voting power to vote 2,055,000 of such shares. Because Price Associates does not serve as custodian of the assets of any of its clients, only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, the shares. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, the shares, is vested in the individual and institutional clients, which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. Not more than five percent of the class is owned by any one client subject to the investment advice of Price Associates. With respect to securities owned by any one of the T. Rowe Price Funds, including the Price SC Value Fund, only State Street Bank and Trust Company, as custodian for each of such funds, has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. No other person is known to have such right, except that the stockholders of each such Fund participate proportionately in any dividends and distributions so paid.
(18)	The amount and percentage shown, and the information contained in this footnote, is derived from a Schedule 13G filed by Baron Capital Group, Inc. (“BCG”) on February 14, 2007. BCG has shared voting power with respect to 2,277,100 shares and shared dispositive power with respect to 2,419,600 shares. According to their joint Schedule 13G, BAMCO, Inc. has shared voting power with respect to 2,081,200 shares and shared dispositive power with respect to 2,201,200 shares; Baron Capital Management, Inc. (“BCM”) has shared voting power with respect to 195,900 shares and share dispositive power with respect to 218,400 shares; Baron Growth Fund has shared voting and shared dispositive power with respect to 1,863,750 shares; and Ronald Baron has shared voting power with respect to 2,277,100 shares and shared dispositive power with respect to 2,419,600 shares. The advisory clients of BAMCO, Inc. and Baron Capital Management, Inc. have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares in their accounts. No such person is known to have an interest relating to more than five percent of the class. BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Ronald Baron. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates.
(19)	The amount and percentage shown and the information contained in this footnote, is derived from a Schedule 13G filed by Marsico Capital Management, LLC (“Marsico”) on February 13, 2007. Marsico has sole voting power to vote 2,767,840 of such shares and sole power to dispose of 2,855,570 of such shares.
(20)	See footnotes 2, 3 and 5 through 14 to this table. The amounts shown include: (1) 734,399 shares of Class A Common Stock that may be purchased pursuant to exercisable options; (2) 28,956 shares of Class A Common Stock represented by restricted stock; (3) 8,198 shares of Class A Common Stock represented by restricted stock units; and (4) 156,812 shares of Class A Common Stock that may be received for DSUs.

REPORT OF THE AUDIT COMMITTEE*

The duties and responsibilities of the Audit Committee are set forth in our Audit Committee Charter which can be found on our website, www.gwrr.com, under the Governance link. The Audit Committee has:

•	selected PwC as our independent registered public accounting firm to audit our consolidated financial statements as of and for the year ended December 31, 2006;

•

reviewed and discussed our audited financial statements for 2006 with management and with PwC, our independent registered public accounting firm, and held, as appropriate, executive sessions with PwC and those responsible for our internal audit function, in each case without the presence of management;

•

discussed with PwC, our independent registered public accounting firm, the matters required to be discussed by SAS 61, as amended, as adopted by the Public Company Accounting Oversight Board, including the quality of the Company’s accounting principles, the reasonableness of management’s significant judgments and the clarity of disclosures in the financial statements; and

•

received and reviewed the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (independence discussions with audit committees) as adopted by the Public Company Accounting Oversight Board, and has discussed with PwC its independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of:

•

the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports; and

•

PwC, which is engaged to audit and report on the consolidated financial statements of the Company and subsidiaries, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the effectiveness of the Company’s internal control over financial reporting.

In reliance on these reviews and discussions, and the reports of the independent registered public accounting firm, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Form 10-K for 2006 for filing with the SEC.

Audit Committee:

Robert M. Melzer, Chairman

Philip J. Ringo

Øivind Lorentzen III

*	The information in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

PROPOSAL TWO:

ADOPTION OF OUR AMENDED AND RESTATED 2004 OMNIBUS INCENTIVE PLAN

Background

Upon the recommendation of the Compensation Committee, the Board has adopted an amendment (the “Plan Amendment”) to the Company’s Omnibus Plan to increase the number of shares of Class A Common Stock with respect to which Awards (as defined in the Omnibus Plan) may be granted under the Omnibus Plan by 2,000,000 shares, from 1,687,500 shares to 3,687,500 shares, subject to approval by our stockholders at the annual meeting. As of April 2, 2007 there are 921,383 shares of Class A Common Stock with respect to which Awards may be granted under the Omnibus Plan. If the Plan Amendment is approved by our stockholders, there will be 2,921,383 shares of Class A Common Stock with respect to which Awards may be granted under our Amended and Restated 2004 Omnibus Incentive Plan. The last reported sale price of our Class A Common Stock as reported by the NYSE on April 16, 2007 was $29.09.

Our Board of Directors unanimously recommends that stockholders vote FOR the adoption of our Amended and Restated 2004 Omnibus Incentive Plan in order to permit the Company to continue to compensate employees, directors and consultants in part with stock-based awards rather than cash.

When originally adopted and approved in April 2004, the Omnibus Plan was intended to replace our 1996 Stock Option Plan (“1996 Option Plan”), our Stock Option Plan for Outside Directors (“Directors’ Plan”) and our Deferred Stock Plan for Non-Employee Directors (“Deferred Stock Plan”). A summary of the Omnibus Plan, as proposed to be amended, appears below. This summary is qualified in its entirety by reference to the text of the Amended and Restated 2004 Omnibus Incentive Plan, which includes the proposed Plan Amendment and adjustments made to the Omnibus Plan as a result of the 3 for 2 stock split in March 2006, included as Appendix II. You are urged to read the actual text of the Amended and Restated 2004 Omnibus Incentive Plan in its entirety. Unless otherwise defined in this summary, capitalized terms used in this summary have the meanings given such terms in the Omnibus Plan.

Description of the Omnibus Plan (as Proposed to be Amended and Restated)

Administration

The Omnibus Plan is administered by the Compensation Committee of the Board, or such other committee as may be designated by the Board of Directors (the “Committee”), which consists of at least two individuals who are intended to qualify both as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and as “outside directors” within the meaning of the definition of such term as contained in Section 1.162-27(e)(3) of the Treasury Regulations, or any successor definition adopted under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee may allocate all or any portion of its responsibilities and powers under the Omnibus Plan to any one or more of its members, the Company’s CEO or other senior members of management as the Committee deems appropriate; however, only the Committee, or another committee consisting of two or more individuals who qualify both as “non-employee directors” and as “outside directors,” may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or Awards that are intended to qualify as “performance-based” compensation under Section 162(m) of the Code (see “—Limitation on Income Tax Deduction” ).

The Committee has broad authority in its administration of the Omnibus Plan, including, but not limited to, the authority to interpret the Omnibus Plan; to establish rules and regulations for the operation and administration of the Plan; to select the persons to receive Awards; to determine the form, size, terms, conditions, limitations, and restrictions of Awards, including, without limitation, terms regarding vesting, exercisability, assignability, expiration and the effect of certain events, such as a change of control in the Company or the Participant’s death, disability, retirement or termination as a result of breach of agreement; to create additional forms of Awards consistent with the terms of the Omnibus Plan; to allow for the deferral of Awards; and to take all other action it deems necessary or advisable to administer the Omnibus Plan.

To facilitate the granting of Awards to Participants who are employed or retained outside of the United States, the Committee is authorized to modify and amend the terms and conditions of an Award to accommodate differences in local law, policy or custom.

Shares Available and Maximum Awards

If the Plan Amendment is approved, a total of 2,921,383 shares of Class A Common Stock will be available for grant of Awards under the Omnibus Plan. In addition, any shares of Class A Common Stock remaining available for issuance under the 1996 Option Plan, the Directors’ Plan or the Deferred Stock Plan, or shares of Class A Common Stock which become available upon the lapse, expiration, termination or cancellation of outstanding awards under such plans, will be available for Awards under the Omnibus Plan, and any shares of Class A Common Stock related to Awards under the Omnibus Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of shares of Class A Common Stock, or are exchanged for Awards not involving shares of Class A Common Stock, will become available again under the Omnibus Plan (see “—Background”). Of the maximum number of shares of Class A Common Stock available under the Omnibus Plan, no more than 843,750 shares of Class A Common Stock may be used for Awards other than stock options or stock appreciation rights. The number of shares of Class A Common Stock available under the Omnibus Plan shall be adjusted to reflect the occurrence of certain events described under “—Adjustments Upon Certain Events” below. The shares of Class A Common Stock available for issuance under the Omnibus Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions.

The maximum Award granted or payable to any one Participant under the Omnibus Plan for a calendar year will be 1,012,500 shares of Class A Common Stock, subject to the Committee’s authority to adjust Awards upon certain events described under “—Adjustments Upon Certain Events” below, or in the event the Award is paid in cash, $2,000,000.

The Committee has the exclusive power and authority, consistent with the provisions of the Omnibus Plan, to establish the terms and conditions of any Award and to waive any such terms or conditions as described under “—Administration” above. Because the benefits conveyed under the Omnibus Plan will be at the discretion of the Compensation Committee, it is not possible to determine in advance what benefits Participants will receive under the Omnibus Plan.

Eligible Participants

Participants in the Omnibus Plan will be selected by the Committee from the employees, directors, consultants, advisors and independent contractors of the Company and its Subsidiaries. Participants may be selected and Awards may be made at any time during the ten-year period following May 12, 2004. As of April 2, 2007, approximately 2,654 Employees (consisting of six Executive Officers and 2,648 other officers and other employees) and seven non-management directors were eligible to participate in the Omnibus Plan. The Omnibus Plan also permits the granting of options to eligible consultants, advisors and independent contractors retained by the Company. The number of active engagements with consultants, advisors and independent contractors varies from time to time and the Committee has not historically made grants to these individuals under the Omnibus Plan. As of April 2, 2007, there were no eligible consultants, advisors and independent contractors the Committee would likely consider for the grant of awards.

The selection of those persons within a particular class who will receive Awards is entirely within the discretion of the Committee. The Committee has not yet determined how many persons are likely to participate in the Omnibus Plan over time. The Committee intends, however, to grant most of the Omnibus Plan’s Awards to those persons who are in a position to have a significant direct impact on the growth, profitability and success of the Company, which would include a portion of the Participants in the Omnibus Plan.

Types of Awards

The Omnibus Plan authorizes the grant of Stock Options, Stock Appreciation Rights, Stock Awards, Restricted Stock Unit Awards, Performance Units, Performance Awards and any other form of Award established by the Committee which is consistent with the Omnibus Plan’s purpose, or any combination of the foregoing. All Awards granted under the Omnibus Plan are evidenced by an Award Notice which specifies the type of Award granted, the number of shares of Class A Common Stock underlying the Award, if applicable, and all terms governing that Award.

Stock Options. The Committee may grant Awards in the form of stock options to purchase shares of Class A Common Stock, which stock options may be non-qualified or incentive stock options for federal income tax purposes. Stock options granted under the Omnibus Plan will vest and become exercisable at such times and upon such terms and conditions as may be determined by the Committee. Any stock option granted in the form of an incentive stock option must satisfy the requirements of Section 422 of the Code. The exercise price per share of Class A Common Stock for any stock option will not be less than 100% of the Fair Market Value of a share of Class A Common Stock on the day that the stock option is granted. In addition, the term of the stock option may not exceed ten years. The exercise price of any stock option granted pursuant to the Omnibus Plan may not be subsequently reduced by amendment, or cancellation and substitution, of such stock option or any other action of the Committee without stockholder approval, subject to the Committee’s authority to adjust Awards upon certain events described under “—Adjustments Upon Certain Events” below. The type (incentive or non-qualified), vesting, exercise price and other terms of each stock option will be set forth in the Award Notice for such stock option.

A stock option may be exercised by paying the exercise price in cash or its equivalent and/or, to the extent permitted by the Committee and applicable law, shares of Class A Common Stock, a combination of cash and shares of Class A Common Stock or through the delivery of irrevocable instruments to a broker to sell the shares obtained upon the exercise of the stock option and to deliver to the Company an amount equal to the exercise price.

Stock Appreciation Rights. The Committee may grant Awards in the form of stock appreciation rights, either in tandem with a stock option (“Tandem SARs” ) or independent of a stock option (“Freestanding SARs” ). The exercise price of a stock appreciation right will be an amount determined by the Committee, but in no event will such amount be less than 100% of the Fair Market Value of a share of Class A Common Stock on the date that the stock appreciation right is granted or, in the case of a Tandem SAR, the exercise price of the related stock option.

A Tandem SAR may be granted either at the time of grant of the related stock option or at any time thereafter during the term of the related stock option. A Tandem SAR will be exercisable to the extent its related stock option is exercisable. Each Tandem SAR will entitle the holder of such stock appreciation right to surrender the related stock option and to receive an amount equal to (1) the excess of (A) the Fair Market Value on the exercise date of one share of Class A Common Stock over (B) the stock option price per share of Class A Common Stock, times (2) the number of shares of Class A Common Stock covered by the stock option which is surrendered. Upon the exercise of a stock option as to some or all of the shares of Class A Common Stock covered by such stock option, the related Tandem SAR will automatically be canceled to the extent of the number of shares of Class A Common Stock covered by the exercise of the stock option.

Each Freestanding SAR will entitle the holder of such stock appreciation right upon exercise to an amount equal to (1) the excess of (A) the Fair Market Value on the exercise date of one share of Class A Common Stock over (B) the exercise price, times (2) the number of shares of Class A Common Stock covered by the Freestanding SAR and as to which the stock appreciation right is exercised.

The type (Tandem SAR or Freestanding SAR), exercise price, vesting and other terms of each stock appreciation right will be set forth in the Award Notice for such stock appreciation rights.

Payment of stock appreciation rights may be made in shares of Class A Common Stock or in cash, or partly in shares of Class A Common Stock and partly in cash, as determined by the Committee.

Stock Awards and Restricted Stock Unit Awards. The Committee may grant Awards in the form of Stock Awards (for either unrestricted or restricted shares of Class A Common Stock), Restricted Stock Unit Awards and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Class A Common Stock. Such other stock-based Awards will be in such form, and dependent on such conditions, as the Committee determines, including, without limitation, the right to receive, or vest with respect to, one or more shares of Class A Common Stock (or the equivalent cash value of such shares of Class A Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. In addition, the Committee may choose, at the time of grant of a stock-based Award, or any time thereafter up to the time of the payment of such Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents on the shares of Class A Common Stock underlying such Award, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish. The restrictions, conditions and other terms of each stock-based Award will be set forth in the Award Notice for such Award.

Performance Units. The Committee may grant Awards in the form of performance units, which are units valued by reference to designated criteria established by the Committee other than Class A Common Stock. Performance units will be in such form, and dependent on such conditions, as the Committee determines, including, without limitation, the right to receive a designated payment upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. The form, applicable conditions and other terms of each performance unit will be set forth in the Award Notice for such performance unit.

Performance Awards. Performance Awards are Awards structured to qualify as deductible “performance-based” compensation for purposes of Section 162(m) of the Code as described under “—Limitation on Income Tax Deduction.” The Committee may grant Awards in the form of

Performance Awards to Employees who are “covered employees” within the meaning of Section 162(m) of the Code and to other Participants in order to qualify such Awards as “performance-based” compensation for purposes of Section 162(m) of the Code. Under Section 162(m) of the Code, “covered employees” generally means the CEO and the other four highest-paid executive officers. Performance Awards may take the form of Stock Awards, Restricted Stock Unit Awards or performance units that are conditioned upon the satisfaction of enumerated Performance Criteria during a stated Performance Period, which Awards, in addition to satisfying the requirements otherwise applicable to that type of Award generally, also satisfy the requirements of Performance Awards under the Omnibus Plan.

Performance Awards must be based upon one or more of the following Performance Criteria: (a) economic value added models; (b) operating ratio, (c) cost reduction (or limits on cost increases), (d) debt to capitalization, (e) debt to equity, (f) earnings, (g) earnings before interest and taxes, (h) earnings before interest, taxes, depreciation and amortization, (i) earnings before interest, taxes, depreciation, amortization and operating leases, (j) earnings per share, (k) net income, (l) operating income, (m) increase in total revenue, (n) net sales, (o) return on assets, (p) return on capital employed, (q) return on equity, (r) return on stockholders’ equity, (s) gross margin, (t) net profit, (u) operating profits, (v) profits before tax, (w) ratio of operating earnings to capital spending, (x) free cash flow, (y) return on assets, (z) equity or stockholders’ equity, (aa) Class A Common Stock price per share, (ab) the number of reported injuries, derailments or other accidents, as defined and required by the Federal Railroad Administration (or such successor entity thereto) in absolute numbers or in the ratio thereof to miles of track, employees, hours worked or other similar measurements, (ac) attainment of strategic or operational initiatives, (ad) any combination of the foregoing criteria, which, in each case, may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof.

For each Performance Period, the Committee will, in its sole discretion, designate within the initial period allowed under Section 162(m) of the Code which persons will be eligible for Performance Awards for such period, the length of the Performance Period, the types of Performance Awards to be issued, the Performance Criteria that are to be used to establish Performance Goals, the kind or level of Performance Goals and other relevant matters.

After the close of each Performance Period, the Committee will determine whether the Performance Goals for the cycle have been achieved. In determining the actual Award to be paid to a Participant, the Committee has the authority to reduce or eliminate any Performance Award earned by the Participant, based upon any objective or subjective criteria it deems appropriate.

The Award Notice for each performance award will set forth or make reference to the Performance Period, Performance Criteria, Performance Goals, Performance Formula, performance pool and other terms applicable to such Performance Award.

Payment Terms

Awards may be paid in cash, shares of Class A Common Stock, a combination of cash and shares of Class A Common Stock, or in any other permissible form, as the Committee determines. Payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in shares of Class A Common Stock, restrictions on transfer of such shares and provisions regarding the forfeiture of such shares under certain circumstances.

At the discretion of the Committee, a Participant may defer payment of any Award; salary or bonus compensation; Company Board compensation; dividend or dividend equivalent, or any portion thereof. If permitted by the Committee, a deferral must be made in accordance with any administrative guidelines established by the Committee for such purpose. Such deferred items may be credited with interest (at a rate determined by the Committee) or deemed invested by the Company.

The Company will be entitled to deduct from any payment to a Participant under the Omnibus Plan the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to the Company such tax prior to and as a condition of the making of such payment. Subject to certain limitations, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding any shares of Class A Common Stock to be paid under such Award or by permitting the Participant to deliver to the Company shares of Class A Common Stock having a Fair Market Value equal to the amount of such taxes.

Adjustments Upon Certain Events

In the event that there is a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of Class A Common Stock or other corporate exchange, or any distribution to stockholders of Class A Common Stock or other property or securities (other than regular cash dividends) or any transaction similar to the foregoing or other transaction that results in a change to the Company’s capital structure, the Omnibus Plan provides that the Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Plan, the maximum Award payable, the number of shares to be issued pursuant outstanding Awards, the option prices, exercise prices or purchase prices of outstanding Awards and/or any other affected terms of an Award or the Plan as the Committee deems equitable or appropriate.

Termination and Amendment of Omnibus Plan

The Committee may suspend or terminate the Omnibus Plan at any time for any reason with or without prior notice. In addition, the Committee may amend the Omnibus Plan, provided that it may not, without stockholder approval, adopt any amendment if stockholder approval is required, necessary or deemed advisable with respect to tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchange on which the Company’s securities are listed. No amendment of the Omnibus Plan may materially and adversely affect the rights of a Participant under any outstanding Award without the consent of that Participant. No Awards may be made under the Omnibus Plan after the tenth anniversary of the effective date of the Omnibus Plan.

Securities Act Registration

Shares of Class A Common Stock issuable under the Omnibus Plan will be registered with the SEC on Form S-8 as soon as practicable, subject to the stockholders’ approval of the Plan Amendment.

New Plan Benefits

The Committee has not yet granted any equity awards for 2007, and our equity award process is not formula driven. Therefore, the benefits or amounts that will be received by or allocated to our Chairman and Chief Executive Officer, Named Executives, all current Executive Officers as a group, all current directors who are not Executive Officers as a group, and all employees who are not

Executive Officers are not presently determinable. If the Omnibus Plan had been amended as currently proposed in 2006, the Awards received in 2006 by the CEO, Named Executives, all current Executive Officers as a group, all current directors who are not Executive Officers as a group, and all employees who are not Executive Officers would have been the same as the awards actually received by such persons for 2006 under the existing Omnibus Plan as set forth in the following table:

Name and Position	Dollar Value ($) (1)	Number of Equity Awards (2)
Mortimer B. Fuller, III	$2,452,034	221,126
John C. Hellmann	1,594,550	143,995
Timothy J. Gallagher	522,493	47,511
James W. Benz	408,732	37,181
Allison M. Fergus	175,714	21,000
Adam B. Frankel (3)	499,540	45,424
Executive Officer Group	2,557,246	241,410
Non-Executive Director Group	335,014	11,508
Non-Executive Officer Employee Group	717,178	83,595

(1)	Reflects the total compensation expense that would be recognized for stock option awards and restricted stock awards granted in 2006 for financial statement reporting purposes in accordance with SFAS 123R.
(2)

Includes stock option awards and restricted stock awards granted in 2006, including awards related to the special Transaction Bonuses. For additional information on the Transaction Bonuses, see “Executive Compensation—2006 Compensation Decisions—Transaction Bonuses” and “2006 Grants of Plan-Based Awards.”

(3)	Mr. Frankel left the Company on July 7, 2006.

Tax Status of Omnibus Plan Awards

The following discussion of the federal income tax status of Awards under the Omnibus Plan, as proposed, is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain state and local taxes, which are not described below.

Non-Qualified Stock Options. No income will be realized by a Participant at the time a non-qualified stock option is granted, and no deduction will be available to the Company at such time. When the non-qualified stock option is exercised, the Participant generally will realize taxable ordinary income in an amount equal to the excess of the Fair Market Value of the shares of Class A Common Stock acquired from the exercise of such stock option over the exercise price, and the Company will receive a corresponding deduction at such time. If a non-qualified stock option is exercised by delivering shares of Class A Common Stock to the Company, the use of such shares of Class A Common Stock will not be considered a taxable disposition of such shares. Instead, (a) the number of shares of Class A Common Stock received from the exercise equal to the number of shares delivered will have the same basis and same holding period as the shares so delivered, (b) the Participant will realize taxable ordinary income in an amount equal to the Fair Market Value of the additional shares of Class A Common Stock received from the exercise of such stock option, (c) the Participant will have a tax basis in the additional shares equal to their Fair Market Value and the holding period of the additional shares will begin on the date that they are actually acquired, and (d) the Company will receive a deduction at such time in the same amount as the taxable income realized by the Participant. In either case, the Company’s deduction will be subject to the limitations of Section 162(m) of the Code, if applicable (see “—Limitation on Income Tax Deduction”). The gain, if any, realized upon the subsequent disposition by the Participant of the shares of Class A Common Stock will constitute short- or long-term capital gain, depending on the Participant’s holding period.

Incentive Stock Options. No income will be realized by a Participant either at the time an incentive stock option is granted or upon the exercise thereof by the Participant, and no deduction will be available to the Company at such times. If the Participant holds the shares of Class A Common Stock underlying the stock option for the greater of two years after the date the stock option was granted or one year after the acquisition of such shares of Class A Common Stock (the “required holding period”), then upon the disposition of such shares of Class A Common Stock, the Participant will realize a long-term capital gain or loss equal to the difference between the aggregate exercise price previously paid for the shares disposed and the proceeds received from such disposition; the Company will not be entitled to any deduction. If the shares of Class A Common Stock are disposed of in a sale, exchange or other disqualifying disposition during the required holding period, then the Participant will realize taxable gain in an amount equal to the aggregate exercise price previously paid for the shares disposed and the proceeds received from such disposition, and the portion of such taxable gain up to the excess of the Fair Market Value of the Class A Common Stock disposed (at the time that the stock option from the exercise of which such shares were received) over the exercise price previously paid for such shares will be taxable ordinary income, and the Company will be entitled to a corresponding deduction at such time, subject to the limitations of Section 162(m) of the Code, if applicable (see “—Limitation on Income Tax Deduction”). Any remaining portion of such taxable gain will constitute short- or long-term capital gain, depending on the Participant’s holding period.

Stock Appreciation Rights. No income will be realized by a Participant at the time a stock appreciation right is awarded, and no deduction will be available to the Company at such time. A Participant will realize ordinary income upon the exercise of the stock appreciation right in an amount equal to the cash and Fair Market Value of the shares of Class A Common Stock received by the Participant from such exercise, and the Company will be entitled to a corresponding deduction at such time, subject to the limitations of Section 162(m) of the Code, if applicable (see “—Limitation on Income Tax Deduction”).

Unrestricted Stock-Based Award. Upon the grant of an unrestricted stock-based Award, a Participant will realize taxable income equal to the cash and Fair Market Value at such time of the shares of Class A Common Stock received by the Participant under such Award (less the purchase price therefor, if any), and the Company will be entitled to a corresponding tax deduction at that time, subject to the limitations of Section 162(m) of the Code, if applicable (see “—Limitation on Income Tax Deduction”).

Restricted Stock-Based Award. Upon the grant of a restricted stock-based Award, no income will be realized by a Participant (unless a Participant timely makes an election to accelerate the recognition of the income to the date of grant), and the Company will not be allowed a deduction at that time; when the Award vests and is no longer subject to a substantial risk of forfeiture for income tax purposes, the Participant will realize taxable ordinary income in an amount equal to the cash and the Fair Market Value at such time of the shares of Class A Common Stock received by the Participant under such Award (less the purchase price therefor, if any), and the Company will be entitled to a corresponding deduction at such time. If a Participant does make a timely election to accelerate the recognition of income, then the Participant will recognize taxable ordinary income in an amount equal to the cash and the Fair Market Value at the time of grant of the shares of Class A Common Stock to be received by the Participant under such Award (less the purchase price therefor, if any), and the Company will be entitled to a corresponding deduction at such time. In each case, the Company’s deduction will be subject to the limitations of Section 162(m) of the Code, if applicable (see “—Limitation on Income Tax Deduction”).

Performance Units and Performance Awards. A Participant receiving a performance unit or Performance Award will not recognize income, and the Company will not be allowed a tax deduction, at the time such Award is granted. When a Participant receives payment of a performance unit or Performance Award, the amount of cash and the Fair Market Value of any shares of Class A Common Stock received will be ordinary income to the Participant, and the Company will be entitled to a corresponding tax deduction at that time, subject to the limitations of Section 162(m) of the Code, if applicable (see “—Limitation on Income Tax Deduction”).

Effect of Deferral on Taxation of Awards. If the Committee permits a Participant to defer the receipt of payment of an Award and such Participant makes an effective election to defer the payment of the Award in accordance with the administrative guidelines established by the Committee, the Participant will not realize taxable income until the date the Participant becomes entitled to receive such payment pursuant to the terms of the deferral election, and the Company will not be entitled to a deduction until such time. Any interest or dividends paid on, or capital gains resulting from, the investment by the Company of the amount deferred during the deferral period will be taxable to the Company in the year recognized. At the time the Participant becomes entitled to receive the deferred payment, the Participant will recognize taxable income in an amount equal to the actual payment to be received, including any interest or earnings credited on the amount deferred during the deferral period, and the Company will be entitled to a corresponding deduction for such amount at that time.

Limitation on Income Tax Deduction

Pursuant to Section 162(m) of the Code, the Company may not deduct compensation paid to a covered employee in any year in excess of $1 million. However, qualifying performance-based compensation is not subject to such limitation if certain requirements are met. One requirement is stockholder approval of, (1) the Performance Criteria upon which performance-based Awards may be based, (2) the annual per-participant limits on grants of performance-based Awards and stock options and stock appreciation rights and (3) the class of employees eligible to receive awards. The Board of Directors has submitted the Omnibus Plan for approval by the stockholders in order to permit the grant of certain Awards thereunder, such as stock options, stock appreciation rights, Stock Awards and certain performance units, that will constitute “performance-based” compensation, which will be excluded from the calculation of annual compensation of Covered Employees for purposes of Section 162(m) of the Code and will be fully deductible by the Company, assuming all other requirements are met to permit deductibility. The Committee may grant Awards under the Omnibus Plan that do not qualify as performance-based compensation under Section 162(m) of the Code. The payment of any such non-qualifying Awards to a Covered Employee could be non-deductible by the Company, in whole or in part, under Section 162(m) of the Code, depending on such Covered Employee’s total compensation in the applicable year or other considerations.

Stockholder approval of this proposal will constitute approval of (1) the Performance Criteria upon which performance-based Awards that are intended to be deductible by the Company under Section 162(m) of the Code may be based under the Omnibus Plan, (2) the annual per Participant limit of 1,012,500 shares of Class A Common Stock for stock-based Awards and $2,000,000 for cash based Awards, and (3) the class of Participants eligible to receive Awards under the Omnibus Plan. In order for Awards granted under the Omnibus Plan to continue to be treated as qualified performance-based compensation under Section 162(m) of the Code, every five years we will seek stockholder approval of each of the items listed in the prior sentence.

The following table provides certain important information concerning our existing equity compensation plans as of December 31, 2006:

Equity Compensation Plan Information as of December 31, 2006

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Warrants/ Rights (1)	Weighted-Average Exercise Price of Outstanding Options and Warrants/Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column)
Equity Compensation Plans Approved by Security Holders	2,102,699	$19.11	932,092
Equity Compensation Plans not Approved by Security Holders	—	—	—

Total	2,102,699	$19.11	932,092

(1)	Excludes restricted stock units.

PROPOSAL THREE:

APPROVAL OF THE SELECTION OF INDEPENDENT AUDITORS

PwC served as our independent registered public accounting firm for our fiscal year ended December 31, 2006. In addition to the audit of the 2006 financial statements, the Audit Committee engaged PwC to perform certain other services for which it was paid fees.

PwC also served as our independent registered public accounting firm for the fiscal years 2002, 2003, 2004 and 2005. Our Audit Committee has selected PwC as our independent registered public accounting firm for 2007. This selection will be presented to our stockholders for their ratification at the annual meeting.

We are asking our stockholders to ratify the selection of PwC as our independent registered public accounting firm for fiscal year 2007. Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

One or more representatives of PwC is planning to be present at the annual meeting and will be available to respond to appropriate questions. In addition, the representatives will have an opportunity to make a statement if they so desire.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of PwC as the Company’s independent registered public accounting firm for its fiscal year 2007.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered to us by PwC for the years ended December 31, 2005 and 2006 were:

	2005	2006
Audit	$1,043,400	$1,325,191
Audit Related	296,800	15,777
Tax	13,600	19,617
All Other	2,300	2,500

Total	$1,356,100	$1,363,085

Audit fees for the years ended December 31, 2005 and 2006 were for professional services rendered by PwC for the audits of the consolidated financial statements of the Company, including the audit of internal control over financial reporting, consents, income tax provision procedures and assistance with review of documents filed with the SEC.

Audit Related fees for the years ended December 31, 2005 and 2006 were for assurance and related services by PwC related to due diligence for mergers and acquisitions, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2005 and 2006 were for services by PwC related to tax compliance, tax planning and tax advice.

All other fees for the year ended December 31, 2005 and 2006 were for access to a web-based technical accounting research tool.

Our Audit Committee has not adopted pre-approval policies and procedures for audit and permitted non-audit services. The engagement of PwC for non-audit accounting and tax services is limited to circumstances where these services are considered integral to the audit services that PwC provides or where there is another compelling rationale for using PwC. All audit, audit-related and permitted non-audit services for which PwC was engaged were pre-approved by the Audit Committee in compliance with applicable SEC requirements.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

In order for any stockholder proposal to be included in our proxy statement to be issued in connection with our 2008 annual meeting, that proposal must be received by our Secretary no later than December 25, 2007. If that proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the proxy card issued for that annual meeting. Stockholders may wish to submit proposals at the 2008 annual meeting rather than include such proposals in our proxy materials, but in order for such proposals to be deemed timely, such proposals must be received by our Secretary by January 31, 2008 (inclusive).

OTHER MATTERS

Our Board does not know of any other matters that are to be presented for action at the annual meeting. Should any other matter come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Allison M. Fergus

Secretary

Dated: April 23, 2007

As Amended on April 7, 2006

ANNEX I

GENESEE & WYOMING INC.

CORPORATE GOVERNANCE PRINCIPLES

The Board of Directors (“Board”) of Genesee & Wyoming Inc. (“Company”) is governed by the following general principles:

1. The Board’s paramount duty is to oversee the CEO and other senior management in the competent and ethical management of the Company. The selection, compensation and evaluation of a well-qualified and ethical CEO is the single most important function of the Board.

2. Open communication between the Board and management is crucial to the Company’s long-term success. Management is responsible for creating, developing and implementing the strategy of the Company. The Board is responsible for reviewing the strategy and guiding its implementation in the context of the overall scope of the business and the interests of its stockholders. Management is responsible for operating the Company in an effective and ethical manner in order to produce long-term value for stockholders. Senior management and the Board are expected to know how the Company earns its income and what risks the Company is undertaking in the course of carrying out its business. Neither management’s nor the Board’s personal interests should be placed ahead of, or in conflict with, the interests of the Company.

3. Management is responsible, under the oversight of the Board and its Audit Committee, for producing financial statements that fairly present the financial condition and results of operations of the Company, and for making the timely, understandable and complete disclosures that stockholders and prospective investors need to permit them to assess the financial and business soundness and risks of the Company.

4. The Company is responsible for dealing (1) with its employees in a fair and equitable manner; (2) with the communities in which it operates with good citizenship; and (3) with government in accordance with, and a commitment to, all applicable laws, rules and regulations.

Based on the preceding principles, the Board has adopted the following corporate governance policies:

1. The Board’s Responsibilities and Duties.

In addition to its general responsibility to oversee management, the Board is also responsible for performing a number of specific functions. It is the Board’s duty to:

1.1. Appoint the Chairman and CEO.

1.2. Appoint the officers of the Company.

1.3. Review and monitor fundamental financial and business strategies and review, monitor and approve major corporate actions.

1.4. Approve operating and capital budgets at the commencement of each financial year and monitor progress on a quarterly basis against budget by financial key performance indicators.

1.5. Monitor and oversee the Company’s financial position.

1.6. Evaluate the performance of, and set the compensation for, the Chairman and CEO and senior management executives through its Compensation Committee.

1.7. Ensure that the Company’s policies and compliance systems in place are consistent with the objective that the Company, its officers and directors act legally, ethically and responsibly.

1.8. Participate in Board meetings, review relevant materials in advance of meetings, serve on Board Committees and prepare for meetings and for discussions with management.

1.9. Spend the time needed, and meet as frequently as necessary, to properly discharge its responsibilities.

1.10. Understand the Company’s business, industry and primary risks.

2. Board Composition and Compensation.

2.1. The Board is currently composed of one executive director (the Chairman and CEO) and eight non-executive directors. In the event that the Chairman and CEO positions are held separately by two individuals, both will hold Board seats. However, the Company believes that the Board has the benefit of access to all of the executives of the Company and that, therefore, it is not necessary to have additional executive directors. The Board believes that its current size of nine members is an appropriate size for a working board because it is large enough to represent broad interests but small enough to maintain close working relationships and collegiality. The Company’s By-laws allow for not less than three nor more than fifteen directors. Changes to the size of the Board shall be recommended by the Governance Committee and approved by the full Board.

2.2. Board Selection

2.2.1. The Board is responsible for nominating directors. In nominating directors, the Board, with the assistance of the Governance Committee, will take into account a variety of factors it considers appropriate, which may include the following: strength of character and leadership skills; general business acumen and experience; broad knowledge of the rail freight business or of other modes of transportation; knowledge of strategy, finance, international business, government affairs related to transportation; age; number of other board seats; and willingness to commit the necessary time—all to ensure an active Board whose members work well together and possess the collective knowledge and expertise required by the Board. Selection shall be made in the context of an assessment of the perceived needs of the Board at the point in time the selection is being made. At least a majority of the directors shall be independent directors, as determined in accordance with section 3 below.

2.2.2. The Governance Committee considers and establishes procedures regarding recommendations for nomination to the Board, including nominations submitted by stockholders. Recommendations of stockholders should be sent to the Company, to the attention of the Corporate Secretary. Any recommendations submitted to the Corporate Secretary should be in writing and should include whatever supporting material the stockholder considers appropriate in support of that recommendation, but must include the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as a director of the Company, if elected. The Governance Committee will evaluate all potential candidates in the same manner, regardless of the source of the recommendation. Based on the information provided to the Governance Committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the Governance Committee may conduct interviews, obtain additional background information and conduct reference checks of the candidate. The Governance Committee may also ask the candidate to meet with management and other members of the Board.

2.3. The following are the criteria for remaining a director:

2.3.1. All non-executive directors are expected voluntarily to review and assess their own membership of the Board from time to time and, particularly, before standing for re-election, taking into account length of service, age, qualifications and expertise relevant to the Company’s then current policy and business. In addition, the Governance Committee will adopt a formal process for evaluating on an annual basis the effectiveness of the Board and each of its Committees and determining opportunities for their improvement. The sole purpose of this evaluation is to increase the effectiveness of the Board.

2.3.2. Non-executive directors who change the responsibility they held when they were elected to the Board should submit a letter of resignation to the Board. Individual non-executive directors should submit a letter of resignation to retire from the Board at the end of the term following their 70th birthday. In both cases, such letter may be accepted or rejected by the Governance Committee.

2.3.3. Individual executive directors should submit a letter of resignation to retire from the Board on the relinquishment of their executive position with the Company. Such letter may be accepted or rejected by the Governance Committee.

2.3.4. Because of the importance of knowledge of the Company and of continuity, the Board does not believe that in every instance the directors who retire or change from the position they held when they came on the Board should necessarily leave the Board. There should, however, be an opportunity for the Board to review the continued appropriateness of Board membership under these circumstances.

2.3.5. The Board has not adopted term limits. While term limits ensure fresh ideas and viewpoints, they result in the loss of the contribution of directors who have been able to develop, over a period of time, insight into the Company, the continuity of its strategy and its operations, culture and management and a working relationship with other directors.

2.3.6. The Board will review each director’s continuation on the Board every three years which will also allow each director to confirm his or her desire to continue as a member.

2.3.7. Absent special circumstances, each director is expected to attend the annual meetings of stockholders.

2.4. The Board’s compensation will be determined annually following the annual meeting of stockholders. The compensation of directors should fairly reward them for their efforts on behalf of the Company and should be structured to align their interests with the long-term interests of the Company’s stockholders. Board members have the right to elect to receive their cash compensation in Company common stock and the Board strongly encourages all of its members to make this election. The Board may seek outside expertise to determine the appropriateness and competitiveness of its compensation.

3. Categorical Standards for Director Independence.

3.1. The Board determines each director’s independence on an annual basis based on applicable regulatory and stock exchange requirements and these standards. The Board’s determination shall be disclosed in its proxy statement for each annual meeting of stockholders.

3.2. For purposes of these standards:

3.2.1. “Executive Officer” means an “officer” within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934; and

3.2.2. “Immediate Family” means a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares the director’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

3.3. An “independent” director shall be defined to mean a director who has none of the relationships with the Company set forth in section 3.4.1 below, and otherwise has no direct or indirect material relationship with the Company (either directly or as a stockholder, principal or officer of a company that has a relationship with the Company) that would interfere with the exercise of independent judgment by such director; provided, however, that the Board believes all directors should hold meaningful equity ownership positions in the Company.

3.4. The Board, in its business judgment, will determine, based on all relevant facts and circumstances and in a manner consistent with the standards set forth below, whether a director has a relationship with the Company or to its management that would interfere with such director’s exercise of his or her independent judgment. The following standards shall be followed by the Board in determining director independence:

3.4.1. Under any circumstances, a director is not independent if:

3.4.1.1. the director is, or has been within the preceding three years, employed by the Company;

3.4.1.2. an Immediate Family member of the director was employed as an Executive Officer of the Company within the preceding three years;

3.4.1.3. the director, or an Immediate Family member of that director, received within the preceding three years more than $100,000 in any twelve-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

3.4.1.4. the director or an Immediate Family member of that director is a current partner of a firm that is the Company’s internal or external auditor; the director is a current employee of such a firm; the director has an Immediate Family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or the director or an Immediate Family member of that director was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

3.4.1.5. the director or an Immediate Family member is, or has been within the preceding three years, employed as an Executive Officer of another company where any of the Company’s present Executive Officers at the same time serves or served on such other company’s compensation committee; or

3.4.1.6. the director is a current employee, or an Immediate Family member is a current Executive Officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the preceding three fiscal years, exceeds the greater of $1,000,000 or two percent (2%) of the consolidated gross revenues of the other company.

3.4.2. The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence:

3.4.2.1. if the director or an Immediate Family member is an Executive Officer or director of another company in which the Company owns an equity interest, and the amount of the equity interest held by the Company is less than ten percent (10%) of the outstanding voting securities of the company at which the director or an Immediate Family member serves as an Executive Officer or director;

3.4.2.2. if the director or an Immediate Family member of that director serves as an Executive Officer, director or trustee of a charitable organization, and the Company’s annual charitable contributions to that organization (excluding contributions by the Company under any established matching gift program) are less than the lesser of $1,000,000 or two percent (2%) of that organization’s consolidated gross revenues in its most recent fiscal year; and

3.4.2.3. if the director is a current employee, or an Immediate Family member is a current Executive Officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the preceding three fiscal years, did not exceed the greater of $1,000,000 or two percent (2%) of the consolidated gross revenues of the other company.

3.4.3. For relationships not covered by the standards contained in section 3.4.2 above, the determination of whether or not the relationship is material, and therefore whether the director is independent, shall be made by the directors who satisfy the independence standards set forth in sections 3.4.1 and 3.4.2 above.

3.5. The Board may determine that a director who has a relationship that exceeds the limits described in section 3.4.2 above is nonetheless independent, so long as such relationship is not otherwise described in section 3.4.1 above. The basis for any such determination will be explained in the Company’s next proxy statement.

4. Committees of the Board.

4.1. The Board has established the following Committees to assist it in discharging its responsibilities: (1) Audit; (2) Compensation; and (3) Governance. The current charters of the Audit, Compensation and Governance Committees are published on the Company’s website, and will be mailed to stockholders upon written request. The Committee chairs report the highlights of their meetings to the full Board following each meeting of the respective Committees. The Committees occasionally hold meetings in conjunction with the full Board. The Audit, Compensation and Governance Committees are comprised solely of independent directors in accordance with all applicable regulatory and stock exchange requirements.

5. The Relationship of the Board to Management.

5.1. To enhance open communication between the Board and management, the Board’s policy is to periodically invite senior executives of the Company to attend Board meetings. The Board does not expect all senior executives to attend on a regular basis.

5.2. From time to time, the Board, each of its Committees and the Company may engage outside advisors to provide advice on specific issues. These advisors may also be invited to attend Board meetings. The Corporate Secretary and the Company’s independent registered public accounting firm have open invitations to attend Board meetings.

5.3. The Board will meet in executive session regularly. The non-management directors will also have at least four regularly scheduled meetings a year without management present.

5.4. Board members will have complete access to the Company’s management, and Board members will exercise judgment to ensure that contact with management is not distracting to the business operation of the Company. The Board and each of its Committees shall have the right at any time to retain outside financial, legal or other advisors.

6. Management and Succession.

6.1. The Board will review annually with the CEO management succession planning and development. There should also be available, on a continuing basis, the CEO’s recommendation as to his successor should he be unexpectedly disabled.

7. Director Orientation and Continuing Education.

7.1. The Company will provide new directors with materials and briefings to permit them to become familiar with the Company’s business, industry and corporate governance practices. The Company will also provide, as appropriate, additional educational opportunities to directors on an ongoing basis to better enable them to perform their duties.

7.2. Directors are expected to attend training and/or education programs to the extent they would help them better understand the operations of the Company, the industry in which the Company operates and corporate governance “best practices.” The Company will reimburse its board members for the costs associated with such training and education.

8. Communicating with the Board.

8.1. Stockholders interested in communicating directly with the Board, non-management directors or an individual director may do so by writing to the Corporate Secretary, Genesee & Wyoming Inc., 66 Field Point Road, Greenwich, Connecticut 06830, attention: the Board, non-management directors or the name of the individual director, as applicable. Communications are distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to its duties and responsibilities should be excluded, such as:

•	spam;

•	junk mail and mass mailings;

•	resumes and other forms of job inquiries;

•	surveys; and

•	business solicitations or advertisements.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Audit Committee.

ANNEX II

GENESEE & WYOMING INC.

AMENDED AND RESTATED

2004 OMNIBUS INCENTIVE PLAN

Original Plan Effective May 12, 2004

Amended and Restated Plan Effective May     , 2007

ARTICLE 1

PURPOSE AND TERM OF PLAN

Section 1.1 Purpose. The purpose of the Plan is to provide motivation to selected Employees, Directors and Consultants to put forth their efforts toward the continued growth, profitability, and success of the Company by providing incentives to such Employees, Directors and Consultants through the ownership and performance of Common Stock.

Section 1.2 Term. The Plan was initially approved by the Board on April 2, 2004, and became effective on May 12, 2004, the date of the approval by G&W’s stockholders at the 2004 Annual Meeting of the Stockholders. The Plan was amended by the Board on March 30, 2007 to increase the maximum number of shares of Common Stock available for grant of Awards under the Plan by 2,000,000, from 1,687,500 shares to 3,687,500 shares. This amendment will become effective upon the date of the approval by G&W’s stockholders at the 2007 Annual Meeting of the Stockholders. If stockholder approval of the amendment is not obtained at the 2007 Annual Meeting of the Stockholders, the Plan as initially approved in May 2004 will remain in full force and effect.

Section 1.3 Successor Plan. This Plan shall serve as the successor to the Genesee & Wyoming Inc. 1996 Stock Option Plan, the Genesee & Wyoming Inc. Stock Option Plan for Outside Directors and the Genesee & Wyoming Deferred Stock Plan for Non-Employee Directors (the “Predecessor Plans”), and no further awards shall be made under the Predecessor Plans from and after the effective date of this Plan. All outstanding awards under the Predecessor Plans immediately prior to the effective date of this Plan are hereby incorporated into this Plan and shall accordingly be treated as outstanding awards under this Plan; provided, however, each such award shall continue to be governed solely by the terms and conditions of the instrument evidencing such award and interpreted under the terms of the respective Predecessor Plan, and, except as otherwise expressly provided herein, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such incorporated awards with respect to their acquisition of shares of Common Stock, or otherwise modify the rights or the obligations of the holders of such awards. Any shares of Common Stock reserved for issuance under the Predecessor Plans in excess of the number of shares as to which awards have been awarded thereunder, plus any such shares as to which awards granted under the Predecessor Plans may lapse, expire, terminate or be cancelled, shall be deemed available for issuance or reissuance under Section 6.1 of the Plan.

ARTICLE 2

DEFINITIONS

In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa.

Section 2.1 “Award” means any form of stock option, stock appreciation right, Stock Award, Restricted Stock Unit, performance unit, Performance Award, or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

Section 2.2 “Award Notice” means the document establishing the terms, conditions, restrictions, and/or limitations of an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. The Committee will establish the form of the document in the exercise of its sole and absolute discretion.

Section 2.3 “Board” means the Board of Directors of G&W.

Section 2.4 “CEO” means the Chief Executive Officer of G&W.

Section 2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the regulations thereunder and any successor provisions and the regulations thereto.

Section 2.6 “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall consist of two or more Directors, all of whom are both a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of the definition of such term as contained in Proposed Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted under Section 162(m) of the Code.

Section 2.7 “Common Stock” means the Class A Common Stock, par value $.01 per share, of G&W.

Section 2.8 “Company” means G&W and its Subsidiaries.

Section 2.9 “Consultants” means the consultants, advisors and independent contractors retained by the Company.

Section 2.10 “Covered Employee” means an Employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

Section 2.11 “Director” means a non-Employee member of the Board.

Section 2.12 “Effective Date” means the date an Award is determined to be effective by the Committee upon its grant of such Award, which date shall be set forth in the applicable Award Notice.

Section 2.13 “Employee” means any person employed by the Company on a full or part-time basis.

Section 2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

Section 2.15 “Fair Market Value” means the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, and the closing price shall be the last reported sale price regular way on such date (or, if no sale takes place on such date, the last reported sale price regular way on the next preceding date on which such sale took place), as reported by such exchange. If the Common Stock is not then so listed or admitted to trading on a national securities exchange, then Fair Market Value shall be the closing price (the last reported sale price regular way) of the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), if the closing price of the Common Stock is then reported by NASDAQ. If the Common Stock closing price is not then reported by NASDAQ, then Fair Market Value shall be the mean between the representative closing bid and closing asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ. If the Common Stock bid and asked prices are not then reported by NASDAQ, then Fair Market Value shall be the quote furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by G&W for that purpose. If no member of the National Association of Securities Dealers, Inc. then furnishes quotes with respect to the Common Stock, then Fair Market Value shall be the value determined by the Committee in good faith.

Section 2.16 “G&W” means Genesee & Wyoming Inc.

Section 2.17 “Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee in determining the size of a Performance Award for a Performance Period if, in the Committee’s sole judgment, such application is appropriate. Negative Discretion may only be used by the Committee to eliminate or reduce the size of a Performance Award. In no event shall any discretionary authority granted to the Committee by the Plan, including, but not limited to Negative Discretion, be used to: (a) grant Performance Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained under the applicable Performance Formula; or (b) increase a Performance Award above the maximum amount payable under Section 6.3 of the Plan.

Section 2.18 “Participant” means either an Employee, Director or Consultant to whom an Award has been granted under the Plan.

Section 2.19 “Performance Awards” means the Stock Awards and performance units granted pursuant to Article 7. Performance Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

Section 2.20 “Performance Criteria” means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period. The Performance Criteria that will be used to establish such Performance Goal(s) shall be limited to the following: (a) economic value added models; (b) operating ratio, (c) cost reduction (or limits on cost increases), (d) debt to capitalization, (e) debt to equity, (f) earnings, (g) earnings before interest and taxes, (h) earnings before interest, taxes, depreciation and amortization, (i) earnings before interest, taxes, depreciation, amortization and operating leases, (j) earnings per share, (k) net income, (l) operating income, (m) increase in total revenue, (n) net sales, (o) return on assets, (p) return on capital employed, (q) return on equity, (r) return on stockholders’ equity, (s) gross margin, (t) net profit, (u) operating profits, (v) profits before tax, (w) ratio of operating earnings to capital spending, (x) free cash flow, (y) return on assets, (z) equity or stockholders’ equity, (aa) Common Stock price per share, (ab) the number of reported injuries, derailments or other accidents, as defined and required by the Federal Railroad Administration (or such successor entity thereto) in absolute numbers or in the ratio thereof to miles of track, employees, hours worked or other similar measurements, (ac) attainment of strategic or operational initiatives, or (ad) any combination of the foregoing, which, in each case, may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof.

Section 2.21 “Performance Formula” means, for a Performance Period, the one or more objective formulas (expressed as a percentage or otherwise) applied against the relevant Performance Goal(s) to determine, with regards to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period.

Section 2.22 “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. Any Performance Goal shall be established in a manner such that a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant. For any Performance Period, the Committee is authorized at any time during the initial time period permitted by Section 162(m) of the Code, or at any time thereafter, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and (c) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

Section 2.23 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

Section 2.24 “Plan” means this 2004 Omnibus Incentive Plan, as amended from time to time.

Section 2.25 “Restricted Stock Unit Award” means an Award granted pursuant to Article 11 in the form of a right to receive shares of Common Stock on a future date.

Section 2.26 “Stock Award” means an award granted pursuant to Article 10 in the form of shares of Common Stock, restricted shares of Common Stock, and/or units of Common Stock.

Section 2.27 “Subsidiary” means a corporation or other business entity in which G&W directly or indirectly has an ownership interest of 20 percent or more, except that with respect to incentive stock options, “Subsidiary” shall mean “subsidiary corporation” as defined in Section 424(f) of the Code.

ARTICLE 3

ELIGIBILITY

Section 3.1 In General. Subject to Section 3.2 and Article 4, all Employees, Directors and Consultants are eligible to participate in the Plan. The Committee may select, from time to time, Participants from those Employees, Directors and Consultants.

Section 3.2 Incentive Stock Options. Only Employees shall be eligible to receive “incentive stock options” (within the meaning of Section 422 of the Code).

ARTICLE 4

PLAN ADMINISTRATION

Section 4.1 Responsibility. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

Section 4.2 Authority of the Committee. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:

(a) determine eligibility for participation in the Plan;

(b) select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of the Awards, including, but not by way of limitation, restrictions on the transferability of Awards and conditions with respect to continued employment, performance criteria, confidentiality and non-competition;

(c) interpret the Plan;

(d) construe any ambiguous provision, correct any default, supply any omission, and reconcile any inconsistency of the Plan;

(e) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

(f) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper;

(g) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

(h) promulgate rules and regulations regarding treatment of Awards of a Participant under the Plan in the event of such Participant’s death, Disability, Retirement, termination from the Company or breach of agreement by the Participant, or in the event of a change of control of G&W;

(i) accelerate the vesting, exercise, or payment of an Award or the Performance Period of an Award when such action or actions would be in the best interest of the Company;

(j) establish such other types of Awards, besides those specifically enumerated in Article 5 hereof, which the Committee determines are consistent with the Plan’s purpose;

(k) subject to Section 4.3, grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company;

(l) establish and administer the Performance Goals and certify whether, and to what extent, they have been attained;

(m) determine the terms and provisions of any agreements entered into hereunder;

(n) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and

(o) make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.

The decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

Section 4.3 Option Repricing. Except for adjustments pursuant to Section 6.2, the Committee shall not reprice any stock options and/or stock appreciation rights unless such action is approved by the G&W’s stockholders. For purposes of the Plan, the term “reprice” shall mean the reduction, directly or indirectly, in the per-share exercise price of an outstanding stock option(s) and/or stock appreciation right(s) issued under the Plan by amendment, cancellation or substitution.

Section 4.4 Section 162(m) of the Code. With regards to Awards issued to Covered Employees that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the Plan shall, for all purposes, be interpreted and construed with respect to such Awards in the manner that would result in such interpretation or construction satisfying the exemptions available under Section 162(m) of the Code.

Section 4.5 Action by the Committee. Except as otherwise provided by Section 4.6, the Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee.

Section 4.6 Allocation and Delegation of Authority. The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO or other senior members of management as the Committee deems appropriate and may delegate all or any part of its responsibilities and powers to any such person or persons, provided that any such allocation or delegation be in writing; provided, however, that only the Committee, or other committee consisting of two or more Directors, all of whom are both a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of the definition of such term as contained in Proposed Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted under Section 162(m) of the Code, may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or are Covered Employees. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

ARTICLE 5

FORM OF AWARDS

Section 5.1 In General. Awards may, at the Committee’s sole discretion, be paid in the form of Performance Awards pursuant to Article 7, stock options pursuant to Article 8, stock appreciation rights pursuant to Article 9, Stock Awards pursuant to Article 10, Restricted Stock Unit Awards pursuant to Article 11, performance units pursuant to Article 12, any form established by the Committee pursuant to Section 4.2(j), or a combination thereof. Each Award shall be subject to the terms, conditions, restrictions and limitations of the Plan and the Award Notice for such Award. Awards under a particular Article of the Plan need not be uniform and Awards under two or more Articles may be combined into a single Award Notice. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

Section 5.2 Foreign Jurisdictions.

(a) Special Terms. In order to facilitate the making of any Award to Participants who are employed or retained by the Company outside the United States as Employees, Directors or

Consultants (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions (“Special Terms”) in Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Special Terms may provide that the grant of an Award is subject to (1) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (2) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void. The Special Terms may also provide that an Award shall become exercisable or redeemable, as the case may be, if an Employee’s employment or Director or Consultant’s relationship with the Company ends as a result of workforce reduction, realignment or similar measure and the Committee may designate a person or persons to make such determination for a location. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any Special Terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (a) increase the limitations contained in Section 6.3; (b) increase the number of available shares under Section 6.1; or (c) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act.

(b) Currency Effects. Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in U.S. currency. The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to U.S. dollars. In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

ARTICLE 6

SHARES SUBJECT TO PLAN

Section 6.1 Available Shares. The maximum number of shares of Common Stock which shall be available for grant of Awards under the Plan (including incentive stock options) during its term shall not exceed 3,687,500 (plus any shares of Common Stock which are or become available under Section 1.3, which shares shall also be available for grant of Awards under the Plan); provided, however, that no more than 843,750 shares of such maximum number of shares of Common Stock may be used for Awards other than stock options or stock appreciation rights. Such amount shall be subject to adjustment as provided in Section 6.2. Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock, shall be available again for grant under the Plan. Moreover, if the exercise price of any Award granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering shares of Common Stock to G&W (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered will be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions. For the purpose of computing the total number of shares of Common Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Common Stock, are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.

Section 6.2 Adjustment Upon Certain Events. In the event that there is, with respect to G&W, a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Common Stock or other corporate exchange, or any distribution to stockholders of Common Stock or other property or securities (other than regular cash dividends) or any transaction similar to the foregoing or other transaction that results in a change to G&W’s capital structure, then the Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Plan, the maximum Award payable under Section 6.3, the number of shares to be issued pursuant outstanding Awards, the option prices, exercise prices or purchase prices of outstanding Awards and/or any other affected terms of an Award or the Plan as the Committee, in its sole discretion and without liability to any person, deems equitable or appropriate. Unless the Committee determines otherwise, in no event shall the Award of any Participant that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code be adjusted pursuant to this Section 6.2 to the extent such adjustment would cause such Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

Section 6.3 Maximum Award Payable. Subject to Section 6.2, and notwithstanding any provision contained in the Plan to the contrary, the maximum Award payable (or granted, if applicable) to any one Participant under the Plan for a calendar year is 1,012,500 shares of Common Stock or, in the event the Award is paid in cash, $2,000,000.

ARTICLE 7

PERFORMANCE AWARDS

Section 7.1 Purpose. For purposes of Performance Awards issued to Employees, Directors and Consultants which are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the provisions of this Article 7 shall apply in addition to and, where necessary, in lieu of the provisions of Article 10, Article 11 and Article 12. The purpose of this Article is to provide the Committee the ability to qualify the Stock Awards authorized under Article 10, the Restricted Stock Unit Awards authorized under Article 11 and the performance units under Article 12 as “performance-based compensation” under Section 162(m) of the Code. The provisions of this Article 7 shall control over any contrary provision contained in Article 10, Article 11 or Article 12.

Section 7.2 Eligibility. For each Performance Period, the Committee will, in its sole discretion, designate within the initial period allowed under Section 162(m) of the Code, which Employees, Directors and Consultants will be Participants for such period. However, designation of an Employee, Director or Consultant as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. The determination as to whether or not such Participant becomes entitled to an Award for such Performance Period shall be decided solely in accordance with the provisions of this Article 7. Moreover, designation of an Employee, Director or Consultant as a Participant for a particular Performance Period shall not require designation of such Employee, Director or Consultant as a Participant in any subsequent Performance Period and designation of one Employee, Director or Consultant as a Participant shall not require designation of any other Employee, Director or Consultant as a Participant in such period or in any other period.

Section 7.3 Discretion of Committee with Respect to Performance Awards. The Committee shall have the authority to determine which Covered Employees or other Employees, Directors or Consultants shall be Participants of a Performance Award. With regards to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s), whether the Performance Goal(s) is(are) to apply to the Company or any one or more subunits thereof and the Performance Formula. For each Performance Period, with regards to the Performance Awards to be issued for such period, the Committee will, within the initial period allowed under Section 162(m) of the Code, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.3 and record the same in writing.

Section 7.4 Payment of Performance Awards.

(a) Condition to Receipt of Performance Award. Unless otherwise provided in the relevant Award Notice, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a Performance Award for such Performance Period.

(b) Limitation. A Participant shall be eligible to receive a Performance Award for a Performance Period only to the extent that: (1) the Performance Goals for such period are achieved; and (2) and the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(c) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Award for the Performance Period and, in so doing, shall apply Negative Discretion, if and when it deems appropriate.

(d) Negative Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Award earned under the Performance Formula for the Performance Period through the use of Negative Discretion, if in its sole judgment, such reduction or elimination is appropriate.

(e) Timing of Award Payments. The Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 7.4(c).

ARTICLE 8

STOCK OPTIONS

Section 8.1 In General. Awards may be granted in the form of stock options. These stock options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both. All Awards under the Plan issued to Covered Employees in the form of non-qualified stock options shall qualify as “performance-based compensation” under Section 162(m) of the Code.

Section 8.2 Terms and Conditions of Stock Options. An option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The price at which Common Stock may be purchased upon exercise of a stock option shall be not less than 100 percent of the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the option’s grant. In addition, the term of a stock option may not exceed ten years.

Section 8.3 Restrictions Relating to Incentive Stock Options. Stock options issued in the form of incentive stock options shall, in addition to being subject to the terms and conditions of Section 8.2, comply with Section 422 of the Code. Accordingly, the aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by Section 422 of the Code).

Section 8.4 Exercise. Upon exercise, the option price of a stock option may be paid in cash, or, to the extent permitted by the Committee, by tendering, by either actual delivery of shares or by attestation, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option. Stock options awarded under the Plan may also be exercised by way of a broker-assisted stock option exercise program, if any, provided such program is available at the time of the option’s exercise. Notwithstanding the foregoing or the provision of any Award Notice, a Participant may not pay the exercise price of a stock option using shares of Common Stock if, in the opinion of counsel to the Company, (i) the Participant is, or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act, (ii) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act, or (iii) there is a substantial likelihood that the use of such form of payment would result in accounting treatment to the Company under generally accepted accounting principles that the Committee reasonably determines is adverse to the Company.

ARTICLE 9

STOCK APPRECIATION RIGHTS

Section 9.1 In General. Awards may be granted in the form of stock appreciation rights (“SARs”). SARs entitle the Participant to receive a payment equal to the appreciation in a stated number of shares of Common Stock from the exercise price to the Fair Market Value of the Common Stock on the date of exercise. The “exercise price” for a particular SAR shall be defined in the Award Notice for that SAR. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. All Awards under the Plan issued to Covered Employees in the form of a SAR shall qualify as “performance-based compensation” under Section 162(m) of the Code.

Section 9.2 Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the “exercise price” of such a SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option. However, at no time shall a Tandem SAR be issued if the option price of its related stock option is less than the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the Tandem SAR’s grant. If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the stock option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be canceled automatically to the extent of the number of shares covered by such exercise. Moreover, all Tandem SARs shall expire not later than ten years from the Effective Date of the SAR’s grant.

Section 9.3 Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable or automatically mature in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The exercise price of a Freestanding SAR shall be not less than 100 percent of the Fair Market Value of the Common Stock on the Effective Date of the Freestanding SAR’s grant. Moreover, all Freestanding SARs shall expire not later than ten years from the Effective Date of the Freestanding SAR’s grant.

Section 9.4 Deemed Exercise. The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

Section 9.5 Payment. Unless otherwise provided in an Award Notice, an SAR may be paid in cash, Common Stock or any combination thereof, as determined by the Committee, in its sole and absolute discretion, at the time that the SAR is exercised.

ARTICLE 10

STOCK AWARDS

Section 10.1 Grants. Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

Section 10.2 Performance Criteria. For Stock Awards conditioned, restricted and/or limited based on performance criteria, the length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

Section 10.3 Rights as Stockholders. During the period in which any restricted shares of Common Stock are subject to any restrictions, the Committee may, in its sole discretion, deny a Participant to whom such restricted shares have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, limiting the right to vote such shares or the right to receive dividends on such shares.

Section 10.4 Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, with such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.

ARTICLE 11

RESTRICTED STOCK UNIT AWARDS

Section 11.1 Grants. Awards may be granted in the form of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

Section 11.2 Rights as Stockholders. Until the shares of Common Stock to be received upon the vesting of such Restricted Stock Unit Award are actually received by a Participant, the Participant shall have no rights as a stockholder with respect to such shares.

Section 11.3 Evidence of Award. A Restricted Stock Unit Award granted under the Plan may be recorded on the books and records of G&W in such manner as the Committee deems appropriate.

ARTICLE 12

PERFORMANCE UNITS

Section 12.1 Grants. Awards may be granted in the form of performance units. Performance units, as that term is used in this Plan, shall refer to units valued by reference to designated criteria established by the Committee, other than Common Stock.

Section 12.2 Performance Criteria. Performance units shall be contingent on the attainment during a performance period of certain performance objectives. The length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

ARTICLE 13

PAYMENT OF AWARDS

Section 13.1 Payment. Absent a Plan or Award Notice provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan.

Section 13.2 Withholding Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to G&W, shares of Common Stock having a Fair Market Value equal to the minimum amount of such required withholding taxes. Notwithstanding the foregoing or the provision of any Award Notice, a Participant may not pay the amount of taxes required by law to be withheld using shares of Common Stock if, in the opinion of counsel to the Company, (i) the Participant is, or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act, (ii) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act, or (iii) there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Company under generally accepted accounting principles.

ARTICLE 14

DIVIDEND AND DIVIDEND EQUIVALENTS

If an Award is granted in the form of a Stock Award or stock option, or in the form of any other stock-based grant, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award’s payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time(s) as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with Stock Awards, be credited as additional Stock Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

ARTICLE 15

DEFERRAL OF AWARDS

At the discretion of the Committee, payment of any Award; salary or bonus compensation; or Company board compensation; dividend or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee, or invested by the Company, and, with respect to those deferred Awards denominated in the form of Common Stock, credited with dividends or dividend equivalents.

ARTICLE 16

MISCELLANEOUS

Section 16.1 Nonassignability. Except as otherwise provided in an Award Notice, no Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment or pledge, nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted.

Section 16.2 Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, G&W shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which G&W shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (iii) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which G&W shall, in its sole discretion, determine to be necessary or advisable.

Section 16.3 No Right to Continued Employment or Grants. Participation in the Plan shall not give any Participant the right to remain in the employ or other service of the Company. The Company reserves the right to terminate the employment or other service of a Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Employee, Director or any other individual any right to be selected as a Participant or to be granted an Award. In addition, no Employee, Director or any other individual having been selected for an Award, shall have at any time the right to receive any additional Awards.

Section 16.4 Amendment/Termination. The Committee may suspend or terminate the Plan at any time for any reason with or without prior notice. In addition, the Committee may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, but may not without stockholder approval adopt any amendment which would require the vote of the stockholders of G&W if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges on which the securities of G&W are listed. Notwithstanding the foregoing, without the consent of a Participant (except as otherwise provided in Section 6.2), no amendment may materially and adversely affect any of the rights of such Participant under any Award theretofore granted to such Participant under the Plan.

Section 16.5 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

Section 16.6 No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

Section 16.7 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees,

makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

* * * * *

PROXY	PROXY

GENESEE & WYOMING INC.

Annual Meeting of Stockholders

to be held on Wednesday, May 30, 2007

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints MORTIMER B. FULLER III and TIMOTHY J. GALLAGHER, and each of them, proxies for the undersigned, with full power of substitution, to represent and vote as designated on the reverse side, all shares of the Class A Common Stock and all shares of the Class B Common Stock (if any), of GENESEE & WYOMING INC. (the “Company”) held of record by the undersigned on April 2, 2007 at the Annual Meeting of Stockholders of the Company to be held at the Rye Town Hilton, 699 Westchester Avenue, Rye Brook, New York 10573, on Wednesday, May 30, 2007 at 10:00 a.m., local time, or at any adjournment or postponement thereof.

This Proxy is solicited on behalf of the Board of Directors of the Company. This Proxy will be voted as specified by the undersigned. This Proxy revokes any prior proxy given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed Proxy will be voted FOR the election of the four nominees for directors, and unless otherwise specified, FOR each of the other two proposals listed herein and described in the accompanying Proxy Statement. The proxies, in their discretion, are authorized to vote upon such other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 23, 2007, describing more fully the proposals set forth herein.

(continued and to be signed and dated on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù        FOLD AND DETACH HERE        Ù

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3

1.	Election of Directors Nominees: 01 John C. Hellmann 02 Philip J. Ringo 03 Mark A. Scudder 04 Øivind Lorentzen III	For All ☐	Withheld All ☐	For All Except ☐	2.	Proposal to approve the adoption of the Amended and Restated 2004 Omnibus Incentive Plan	For ☐	Against ☐	Abstain ☐

	Instructions: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line above.				3.	Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007	For ☐	Against ☐	Abstain ☐

					4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

						Dated: , 2007

						Signature of Stockholder

						Signature of Stockholder (if held jointly)

						Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation, indicating his/her title.

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------—

Ù  FOLD AND DETACH HERE  Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the Annual meeting day

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/gwr Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.lasalleshareholderservices.com/isd/ where step-by-step instructions will prompt you through enrollment.